                                                                 Exhibit 10.34

                          GROUP LIFE ASSURANCE POLICY

                           issued to the Trustees of



>               THE GALILEO RETIREMENT AND DEATH BENEFIT SCHEME




                                 ("the Scheme")


                        =providing lump sum and annuity
                           death in service Benefits=









                                     [LOGO]

                                     [LOGO]

                          GROUP LIFE ASSURANCE POLICY


>                           POLICY NUMBER 102020-GLS


     THIS GROUP LIFE ASSURANCE POLICY ("the Policy") is hereby issued by SUN LIFE ASSURANCE COMPANY OF CANADA ("Sun Life of Canada") to the Trustees of the Scheme named hereunder in respect of certain members ("the Members") of that Scheme:

>               THE GALILEO RETIREMENT AND DEATH BENEFIT SCHEME

     The Scheme has been or will be approved by the Inland Revenue under Chapter I of Part XIV of the Income and Corporation Taxes Act 1988. The Trustees (hereinafter referred to as "the Policyholder" in respect of the Policy) shall thereafter receive and disburse any Benefit arising under the Policy in accordance with the terms and Provisions.

     Any communication in respect of the Policy should be sent to:-

          SUN LIFE OF CANADA, BRITISH HEADQUARTERS OFFICE, BASING VIEW, BASINGSTOKE, HAMPSHIRE, RG21 4DZ.

     - Sun Life of Canada hereby agrees to pay to the Policyholder the Benefits specified in the Policy upon the terms and Provisions appearing therein.

     - The Policy is issued by Sun Life of Canada on the basis of the application ("the Application") by the Policyholder and in consideration of the payment of Premiums as provided for in the Policy. The Policy consists of this page and the eight Provisions which incorporate Definitions and Endorsements. The terms and Provisions of the Application and the Policy shall constitute the entire agreement between Sun Life of Canada and the Policyholder.

     - All sums payable or receivable in respect of the Policy shall be payable in the principal lawful currency of Great Britain at the above address.

>    -    The effective date ("the Effective Date") of the Policy is 1st April
          1995.


     DATED:

     The 31st day of May 1996.


     SIGNED ON BEHALF OF SUN LIFE OF CANADA:



     Gregory W. Gee                          John R. Gardner
     ----------------------------            -------------------------------
     Gregory Gee                             John Gardner
     (Senior Vice-President and              (President)
     Secretary)



     prepared: [sig]                         checked: [sig]
              -------                                -------

                                 = PROVISIONS =

     INTERPRETATION

     A.   GENERAL.

     1. In the Policy, where the context so allows, words importing the singular shall include the plural and vice versa;

     2. References in the Policy to any statute shall be deemed to include any amendment, re-enactment or any regulation made thereby which is still in force;

     3. The headings at the front of any Provision or sub-Provision shall not effect the interpretation thereof;

     4. The Policy shall be in all respects governed by and construed in accordance with English Law.

     B.   DEFINITIONS.

     ACTIVE EMPLOYMENT means in relation to an EMPLOYEE the execution of the normal contractual duties for the EMPLOYER.

>    ANNIVERSARY DATE means each 1st April.

> ANNUITY BENEFIT means the PARTNER'S ANNUITY and DEPENDANT'S ANNUITY jointly.

>    ANNUITY PREMIUM RATE means:

     (a) from the EFFECTIVE DATE to 7th March 1996 such amount as was determined by SUN LIFE OF CANADA and notified to the POLICYHOLDER, and thereafter

     (b) Pound 0.74 per hundred pounds of the sum assured in respect of ANNUITY BENEFIT or such other amount as is determined from time to time by SUN LIFE OF CANADA and notified to the POLICYHOLDER in accordance with the PROVISIONS.

> ASSURABLE EARNINGS means in relation to a MEMBER the MEMBERS basic annual salary determined at the date of death subject to INLAND REVENUE limits.

     ASSURABLE SERVICE means in relation to a MEMBER, subject to PROVISION 3.3, service as an EMPLOYEE before NORMAL RETIREMENT AGE (or such later age as is permitted by PROVISION 3.6) which qualifies the EMPLOYEE for MEMBERSHIP.

     BENEFIT means the LIFE ASSURANCE BENEFIT and the ANNUITY BENEFIT jointly.

>    CHILDREN'S ANNUITY has no applicable meaning under this POLICY.

>    DEPENDANT means either or both of the following:

     (a) any child of the MEMBER who is under the age of 18 years or, if still in full time education or vocational training, under the age of 21 years, or

     (b) any other person who, in the opinion of the POLICYHOLDER is, at the date of the MEMBERS death, dependent on the MEMBER for all the ordinary necessities of life.

> DEPENDANT'S ANNUITY means a sum equal to one forty-fifth of the MEMBERS ASSURABLE EARNINGS for each year of ASSURABLE SERVICE which the MEMBER could have completed had he or she survived until NORMAL RETIREMENT AGE (subject to a maximum of four-ninths of the MEMBERS ASSURABLE EARNINGS), calculated in accordance with the RULES and subject to INLAND REVENUE limits.

     EMPLOYEE means an individual who is currently in the permanent service of the EMPLOYER and who is either wholly employed in the United Kingdom or temporarily overseas with the written agreement of SUN LIFE OF CANADA.

> EMPLOYER means Galileo International and includes any associated or subsidiary employer which has covenanted to observe the terms and conditions of the POLICY and the APPLICATION with the written agreement of SUN LIFE OF CANADA, provided that such participation shall not prejudice INLAND REVENUE approval of the SCHEME.

     EXPIRY DATE means such date as is determined by SUN LIFE OF CANADA and notified in writing to the POLICYHOLDER being the last date on which the LUMP SUM PREMIUM RATE and ANNUITY PREMIUM RATE are guaranteed to remain unaltered subject to the PROVISIONS.

     FREE COVER LIMIT means in relation to any one MEMBER or group of MEMBERS the amount applicable in respect of each MEMBER that SUN LIFE OF CANADA shall determine and notify in writing to the POLICYHOLDER from time to time, which amount shall represent the maximum sum assured for which the POLICYHOLDER will be covered under the Policy in respect of such MEMBERS without evidence relating to their health.

     INLAND REVENUE means the Board or Commissioners of the Inland Revenue in the United Kingdom.

     LIFE ASSURANCE BENEFIT means in relation to a MEMBER a sum equal to four times ASSURABLE EARNINGS, subject to INLAND REVENUE limits.

>    LUMP SUM PREMIUM RATE means:

     (a) from the EFFECTIVE DATE to 7th March 1996 such amount as was determined by SUN LIFE OF CANADA and notified to the POLICYHOLDER, and thereafter

     (b) Pound 0.69 per thousand pounds of the sum assured under the POLICY in respect of LIFE ASSURANCE BENEFIT or such other amount thereafter as is determined from time to time by SUN LIFE OF CANADA and notified to the POLICYHOLDER in accordance with the PROVISIONS.

     MEMBER means an EMPLOYEE who is insured in respect of the BENEFITS from this POLICY in relation to the SCHEME in accordance with PROVISION 3.1, and MEMBERSHIP shall be construed accordingly.

     NORMAL RETIREMENT AGE means the age notified to SUN LIFE OF CANADA in writing by the POLICYHOLDER as being the age on which a MEMBER normally retires from employment with the EMPLOYER.

     PARTNER means either:-

     (a) the surviving legal husband or wife of the deceased MEMBER, or surviving first such legal husband or wife if more than one such person, or

     (b)  (i)  a named person of the opposite sex, or

          (ii) such other person

     who has been notified by the POLICYHOLDER to SUN LIFE OF CANADA in writing prior to the MEMBERS death and who has been accepted by SUN LIFE OF CANADA as being DEPENDANT in accordance with the provisions of the POLICY.

     PARTNERS ANNUITY means a sum equal to one forty-fifth of the MEMBERS ASSURABLE EARNINGS For Each Year Of ASSURABLE SERVICE which the MEMBER could have completed had he or she survived until NORMAL RETIREMENT AGE (subject to a maximum of twenty forty-fifths of the MEMBERS ASSURABLE EARNINGS), calculated in accordance with the RULES and subject to INLAND REVENUE limits.

     POLICY YEAR means a period of twelve calendar months commencing on each ANNIVERSARY DATE.

     PREMIUM means any premium paid or due in respect of the POLICY.

>    PREMIUM DUE DATE means the first day of each month.

     PROVISION means a provision of the POLICY.

     RULES means the rules from time to time of the SCHEME and its governing trusts.

     SCHEME ENTRY DATE means in relation to an EMPLOYEE the date described under PROVISION 3.1.

     TRUSTEE means the trustee or trustees for the time being of the SCHEME.

     1.0. GENERAL PROVISIONS

     1.1. THE POLICY: The Policy is approved by the Inland Revenue for the purposes of Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988. All of the Policy Provisions shall be subject to but not bound by the Rules and shall be exercisable only to the extent that Inland Revenue approval of the Scheme shall not be prejudiced.
          Subject to Provision 1.2, all of the Provisions shall apply unless, and to the extent that, the whole or part of any Provision may be deleted in accordance with Provision 8.2. No Benefits under the Policy may form part of any Member transfer value under the Rules. The Policy may not be assigned unless Provision 1.5 applies. Any attempt to otherwise assign it shall render it void.

     1.2. CHANGES TO POLICY: Only the President or a Vice-President of Sun Life of Canada shall have the power to approve the alteration of any of the Provisions. Sun Life of Canada shall not be bound by any variation in the terms of the Policy unless any such alteration has been detailed in writing to the Policyholder by an employee authorised for the purpose by Sun Life of Canada, and unless any due Premium in respect of that variation has been received at the address on page 1 of the Policy. Any such variation shall be on the basis that it shall not contravene any statutory requirement. The Policyholder if so required by Sun Life of Canada, shall produce the Policy so that Sun Life of Canada may suitably endorse Provision 8.3.

     1.3. SCHEME INFORMATION: The Policyholder shall upon request furnish Sun Life of Canada with all pertinent particulars of the Scheme and shall, if so required, forward a copy of the current Rules to Sun Life of Canada, together with the Scheme Inland Revenue approval number.

     1.4. INFORMATION TO BE PROVIDED TO SUN LIFE OF CANADA: The Policyholder shall provide Sun Life of Canada with such information as Sun Life of Canada shall require in order to calculate risk and Premiums and shall also provide any documentary evidence and any other information required by Sun Life of Canada related to the payment of Benefit. Sun Life of Canada shall not be liable for any errors or omissions on its part arising solely from any errors in or omissions from any such evidence.

     1.5. CHANGE OF EMPLOYER: Where a change in the legal identity or constitution of the Employer occurs, the Policy shall remain valid only upon application being made to Sun Life of Canada by the successor employer within a period of 31 days from the date of formal succession. The Policy shall remain valid thereafter only upon the specific agreement in writing by Sun Life of Canada, and shall be subject to any modification in Lump Sum Premium Rate or Annuity Premium Rate or endorsement as may be imposed by Sun Life of Canada.

     1.6. EXERCISE OF DISCRETION: Where any discretion is implied or imputed under the terms and conditions of the Policy such discretion shall be solely that of Sun Life of Canada, unless Sun Life of Canada shall itself declare otherwise.


     2.0. GUARANTEED MINIMUM PENSION

     2.1. CONTRACTING OUT: In the event that this Policy is to be used to secure part or all of the Benefit payable under the Scheme in respect of a Member's Partner or Dependants, with regard to the Policyholder's obligations under the Pension Schemes Act 1993, Benefit payable under the Policy shall only relate to the death of the Member before State pension age (as described in section 27 of the Social Security Act
          1975) or such later age as is permitted under Provision 3.6 and the Rules. Such Benefit shall be paid in accordance with the Provisions.


     3.0. ELIGIBILITY PROVISIONS

     3.1. MEMBERSHIP: Subject to Provisions 3.2 and 3.7, an Employee shall become a Member and shall commence to be covered for Benefit on the Scheme Entry Date, which date shall be the day on which the Employee fulfils the criteria under any of paragraphs (a), (b) or (c) immediately below. The criteria are that the Employee:-

          (a)  on the Effective Date

               (i) had life assurance cover provided by an alternative arrangement under the Scheme on the day immediately preceding the Effective Date, and

               (ii) is in Assurable Service; or

>         (b)  on or after the Effective Date

               (i) has attained the age of 16 years but has not attained Normal Retirement Age, and

               (ii) is a permanent employee in Assurable Service who is resident in the United Kingdom; or

          (c)  in other circumstances

               although not eligible under either (a) or (b) immediately above is deemed by the Policyholder to be eligible for membership, subject to such restrictive modifications of the Scheme as may be determined by or imposed on the Policyholder by the Rules, as notified to the Member and with the prior written agreement of Sun Life of Canada.

          Neither the Employer nor the Policyholder shall have the power to waive the eligibility for membership conditions.

     3.2. COMMENCEMENT OF BENEFIT COVER: Benefit cover in respect of a Member shall commence on the required date in accordance with the Provisions, PROVIDED that the Member is in Active Employment on such date. If the Member is not in Active Employment on that date, Benefit cover shall commence on the first day on which the Member is in Active Employment, subject to Provision 3.7.

     3.3. INCREASES IN BENEFIT COVER: Benefit cover in respect of a Member shall increase on the required date in accordance with the Provisions, PROVIDED that the Member is in Active Employment on such date. If a Member is not in Active Employment on that date, Benefit cover shall not increase until the first day on which that Member resumes Active Employment.

     3.4. TEMPORARY ABSENCE: Eligibility to remain covered for Benefit hereunder shall cease unless otherwise agreed in writing by Sun Life of Canada and the Policyholder on the day that a Member is temporarily laid off employment without pay or on the day that the Member is granted leave of absence without pay for any reason other than illness, injury or pregnancy. In the event of a Member being absent from work due to illness, injury or pregnancy, entitlement shall continue at the amount in force at the beginning of such absence for so long as the Member is considered by the Employer to remain an Employee, but only for a period not exceeding three years (or such longer period as is permitted by the Rules with the prior agreement of Sun Life of Canada), or until Membership is terminated in accordance with the Provisions, whichever is the shorter period.

     3.5. EARLY RETIREMENT: Where the Rules have a provision allowing retirement on or before Normal Retirement Age on the grounds of ill-health or otherwise Members may be permitted to retain Benefit cover in accordance with the Rules until Normal Retirement Age upon application being made by the Policyholder, the said application being agreed to by Sun Life of Canada.

     3.6. LATE RETIREMENT: Where the Rules allow retirement to be deferred beyond any Member's Normal Retirement Age, that Member may be permitted to retain Benefit cover until the date of actual retirement, PROVIDED that:-

          (a) the amount of cover in respect of the Member shall be such as is agreed in writing between the Policyholder and Sun Life of Canada,

          (b) an additional single Premium shall become payable in respect of each year (or part thereof) of the cover so required by the Policyholder,

          (c)  Sun Life of Canada agree to cover the Member.

     3.7. SCHEME RE-ENTRY: Where an Employee having opted out of the Scheme or having otherwise left Assurable Service with respect to the Scheme is subsequently re-admitted to membership of the Scheme, the Policyholder shall notify that fact to Sun Life of Canada in writing. The Employee who has been thus re-admitted to the Scheme shall only be covered for Benefit on such basis as shall be determined by Sun Life of Canada.


     4.0. BENEFIT PROVISIONS

     4.1. BENEFIT ON MEMBER'S DEATH: The Policy is constituted to provide Benefits payable in the following form when a Member dies:-

          (a)  Lump sum Benefit:

               (i) subject to paragraph (ii) below, a lump sum equal to the Life Assurance Benefit, and

               (ii) in the event that the Life Assurance Benefit is adjudged by the Policyholder to be in excess of Inland Revenue limits, the Policyholder shall convert such excess amount into an annuity within Inland Revenue limits, to be provided in accordance with the Rules to such of the Member's Dependants as the Policyholder may lawfully decide;

          (b)  Annuity Benefit:

               (i) Partner's Annuity shall be payable to the Partner of the deceased Member, and

>              (ii)  Children's Annuity shall be payable to the Partner of the deceased Member in respect of any children who were Dependants at the date of the Member's death, and

>              (iii) if the Partner dies leaving children who would have been regarded as Dependants at the date of death of the Member or if the Member dies leaving no surviving Partner but dependent children then the Dependant's Annuity shall be payable.

> Annuity Benefit in excess of that which falls under Provision 2.1 of this Policy will be increased whilst in payment on each anniversary of date of commencement at the rate of 3% per annum compound. All other Annuity Benefit shall be similarly increased at the rate of 3% per annum compound.

     4.2. GENERAL CONDITIONS: The following general conditions shall apply in relation to the payment of Benefit:-

          (a) the Policyholder shall give notice in writing to Sun Life of Canada of any event which gives rise to a claim under the Policy within a reasonable time;

          (b) sums representing the amounts necessary to pay Benefit shall be dealt with in the following manner:-

               (i) in respect of Life Assurance Benefit, Sun Life of Canada shall pay such amount to the Policyholder, and

               (ii) in respect of Annuity Benefit, Sun Life of Canada shall secure such amount within Sun Life of Canada who shall pay Annuity Benefit in accordance with Provision 4.3,

               in accordance with the Rules;

          (c) Sun Life of Canada shall not be liable in respect of any claim after the expiration of a period of seven years following the date of an event giving rise to entitlement to Benefit, unless liability has been previously accepted in writing in respect of that event;

          (d) all Benefit shall correspond to the relevant benefit liabilities from time to time of the Scheme.

     4.3. PAYMENT OF ANNUITY BENEFIT: Annuity Benefit shall be secured in accordance with Provision 4.2(b)(ii) and shall be payable either for the life of the Partner or whilst any Dependant remains so defined. Sun Life of Canada shall not recognise any assignment or charge on Annuity Benefit and any attempt to do so shall be void. Annuity Benefit so secured shall be paid out by Sun Life of Canada in respect of the beneficiary in such manner and in accordance with such requirements (including any guarantees relating to the payment thereof) as Sun Life of Canada shall determine and agree from time to time with the Policyholder. Annuity Benefit shall be liable to tax to be effected at a rate and manner determined from time to time by the Inland Revenue.

     4.4. COVER IN EXCESS OF THE FREE COVER LIMIT: If at any date the amount of Benefit in relation to a Member exceeds any Member's Free Cover Limit (such additional cover being hereinafter referred to as "the Excess Cover" with respect to that Member), the following paragraphs shall apply:

          (a) the Policyholder shall not be covered for the Excess Cover until Sun Life of Canada has received, accepted and approved such evidence regarding that Member's health as Sun Life of Canada may notify in writing to the Policyholder;

          (b) Sun Life of Canada may also require additional evidence relating to the Member's health for any subsequent increases in his or her Excess Cover;

          (c) where evidence is received relating to that Member's health such that the insured risk, in the opinion of Sun Life of Canada, cannot be sustained by the standard life assurance rates then Sun Life of Canada, at the written request of the Policyholder, and subject to the payment of additional annual Premiums at an alternative Premium rate notified to the Policyholder, may insure the Policyholder for that Member's Excess Cover.

          Notwithstanding the immediately above paragraphs (a) to (c), a Member who is to be covered for the Excess Cover shall at all times be covered for Benefit equal to the Free Cover Limit, unless notified in writing to the contrary by Sun Life of Canada.


     5.0. PREMIUM PROVISIONS

     5.1. WHEN CALCULATED: Subject to the Provisions, the Lump Sum Premium Rate and Annuity Premium Rate shall be determined by Sun Life of Canada at the Effective Date and on each subsequent Expiry Date and shall remain in force until the day before the next following Expiry Date. The said Premium rates shall be used in the calculation of the due Premiums as described under Provision 5.2.

     5.2. HOW CALCULATED: Premiums shall be payable in accordance with Provision 5.3. and shall be calculated by applying parts A to C of this Provision 5.2:-

          A.   Regular Premiums-

               The amount of the regular Premium shall be a sum equal to:-

               (a) the total sum assured under the Policy in respect of the Life Assurance Benefit at the beginning of each Policy Year multiplied by the Lump Sum Premium Rate then in force and divided by the number of Premium Due Dates occurring in that Policy Year, PLUS

               (b) the total sum assured under the Policy in respect of Annuity Benefit at the beginning of each Policy Year multiplied by the Annuity Premium Rate then in force and divided by number of Premium Due Dates occurring in that Policy Year.


          B.   Sweep Up Premiums-

               The amount of the sweep up Premium (if any) shall be calculated at such times as are indicated in paragraphs (a) or (b) of this part B below or, on any other date on which the Employer acquires or disposes of any part of its business in the circumstances where Provision 5.6(a) applies, notwithstanding Provision 1.5.

               Subject to Provision 5.5, the sweep up Premium shall be calculated by applying whichever part of paragraphs (a) and (b) of this part B below is applicable according to the table immediately following:-

                           PARAGRAPHS APPLICABLE TO
                               PROVISION 5.2.B

                Provision        Provision       Provision       Provision
               5.2.B(a)(i)      5.2.B(a)(ii)    5.2.B(b)(i)     5.2.B(b)(ii)
               -----------------------------------------------------------------
                  NOT           APPLICABLE         NOT          APPLICABLE
               APPLICABLE                       APPLICABLE

               The sweep up Premium shall be equal to adding paragraphs (a) and
               (b) and deducting from the result the amount in paragraph (c) as follows:-

               (a)  EITHER

                    (i) a figure equal to the average amount of Life Assurance Benefit cover in force between the first and last day of the Policy Year in question times the appropriate Lump Sum Premium Rate, OR

                    (ii) a figure equal to the average amount of Life Assurance
                         Benefit cover in force on the first day of the Policy Year in question and the first day of the next Policy Year times the appropriate Lump Sum Premium Rate;

                    whichever is applicable according to the table above; PLUS

               (b)  EITHER

                    (i) a figure equal to the average amount of Annuity Benefit cover in force between the first and last day of the Policy Year in question times the appropriate Annuity Premium Rate, OR

                    (ii) a figure equal to the average amount of Annuity Benefit cover in force between the first day of the Policy Year in question and the first day of the next Policy Year times the appropriate Annuity Premium Rate;

                    whichever is applicable according to the table above, LESS

               (c) the total of the regular Premiums, determined as in part A above, due and paid during the said Policy Year.

          C.   Additional Premiums-

               These shall be payable where appropriate under Provisions 3.6 and 4.3(c) or on any other date as is applicable with regard to any other agreed cover under the Policy and notified in writing to the Policyholder by Sun Life of Canada.

     5.3. WHEN PAYABLE:  Premiums shall be payable as follows:

          A. REGULAR PREMIUMS shall be paid on each Premium Due Date whilst the Policy remains in force;

          B. SWEEP UP PREMIUMS (where applicable) shall be due and paid on the Anniversary Date immediately following the year to which they relate or such later date or dates as Sun Life of Canada shall advise in writing;

          C. ADDITIONAL PREMIUMS received in relation to the Excess Cover shall become due and paid respectively on the first day that the Excess Cover becomes effective, and thereafter annually in advance on each Anniversary Date in relation to the Premium payable under Provision 4.4(c), or on such other dates in respect of such other agreed cover as are otherwise applicable and notified in writing to the Policyholder by Sun Life of Canada.

     5.4. DAYS OF GRACE: A period of 31 days of grace shall be allowed without interest charge for the payment of any Premium. If a claim for Benefit is made during that period, no Benefit shall become due in respect of such a claim until such due Premium is paid. If any Premium payment is not made within the said period, the Policyholder shall be deemed to have discontinued payment of Premiums on the date on which the unpaid Premium was first due to be paid.

     5.5. TERMINATION PREMIUM: Where the Policy is terminated, a Premium shall fall due calculated in accordance with Provision 5.2 (applying sub-paragraph (a)(i) and (b)(i)) and not sub-paragraphs (a)(ii) and
          (b)(ii)), and payable as under Provision 5.3.B as if the date of termination of the Policy were the Anniversary Date.

     5.6. CHANGE OF PREMIUM RATE: Notwithstanding Provision 5.1, Sun Life of Canada reserves the right to alter the Premium Rate at any time in the following circumstances:

          (a) with effect from any Anniversary Date where on that date the total number of lives covered for Benefit is greater than 125% or less than 75% of the number of lives so covered at the later of the immediately preceding Expiry Date or Effective Date, or

          (b) with effect from any date where on that date there is a change in the basis of the calculation of the sum assured in respect of any or all categories of Member, or where there is a change in the Scheme eligibility conditions, or where Provision 1.5 applies.

     6.0  MEMBERSHIP TERMINATION PROVISIONS

     6.1. TERMINATION OF ASSURANCE: The Policyholder shall cease to be covered for Benefit hereunder on the first date on which any one of the following events shall first occur in relation to a Member:-

          (a) the day on which the Member's Employer ceases to participate in the Scheme;

          (b) the day on which a failure to pay a Premium within the period allowed by Provision 5.4. arises;

          (c)  the day on which the Member ceases to be a Member.

     6.2. CONTINUATION OPTION: Where any Member's Life Assurance Benefit cover has ceased as a result of the application of Provision 6.1, that Member shall be entitled to acquire from Sun Life of Canada individual life assurance cover, without evidence relating to health, in the form of an individual whole life or endowment assurance policy on his or her own life, subject to the following conditions:

          (a) AGE - this option is only available to Members who are under age 60 on the date of termination of Assurable Service;

          (b) RATES AND AMOUNTS - the rate of premium payable in respect of the new policy will be governed by the Sun Life of Canada basis in force at the date of the exercise of the option, having regard to the then age of the ex-Member. The sum assured under the new policy and the rate of premium payable in respect of that policy shall not be less than the Sun Life of Canada minimum amount and rate then in force in respect of that type of policy. The amount of cover in respect of a new policy shall not exceed the lesser of the amount of either: -

               (i)  the Life Assurance Benefit, or

               (ii) the Free Cover Limit,

               then in force in respect of the Member under the Policy.

          (c) METHOD OF EXERCISING THE OPTION - the method of exercising the option shall be by written application to Sun Life of Canada by the Member or ex-Member PROVIDED that such application shall be made via a duly appointed sales representative of Sun Life of Canada. The application shall be made within 31 days of the date that the period of Life Assurance Benefit cover ceased in respect of the Member or ex-Member.

          (d) EFFECTIVE DATE OF NEW POLICY - the new policy shall be effective from the date on which a formal application as described under paragraph (c) immediately above is received and accepted by Sun Life of Canada at the address on page 1 of the Policy.

     7.0  POLICY TERMINATION PROVISIONS

     7.1 DISCONTINUANCE OF PREMIUM PAYMENTS: If the Policyholder discontinues the payment of Premiums the assurances under the Policy shall cease.

     7.2 POLICYHOLDER OBLIGATIONS: If the Policyholder fails to observe any of the Policy terms and Provisions, Sun Life of Canada may decline to accept any further Premiums, and thereupon the Policyholder shall be deemed to have discontinued the payment of Premiums.

     7.3 DISCONTINUANCE FINAL: If the Policyholder discontinues payment of Premiums, the Policyholder shall not be entitled to resume Premium payments without the prior consent of Sun Life of Canada.

     7.4 POLICYHOLDERS' TERMINATION: The Policyholder may terminate the Policy by giving Sun Life of Canada written notice to that effect and the actual date of termination shall be the later of the date of receipt by Sun Life of Canada of the notice and the date specified by the Policyholder.

7.5. SUN LIFE OF CANADA TERMINATION: Sun Life of Canada may terminate the Policy on any Anniversary Date by giving the Policyholder at least 31 days' notice if, on any such date, the number of Members for whom the Policyholder is actually covered under the terms of the Policy is less than 100% (or such lesser percentage as Sun Life of Canada may expressly from time to time determine and notify to the Policyholder in writing in any particular case) of the number of Employees who are eligible for that cover.

7.6. TERMINATION PREMIUM: Provisions 7.1, 7.2, 7.4 and 7.5 will not in any event prejudice the obligation imposed by Provision 5.5 to pay a termination Premium.

8.0.    ENDORSEMENT PROVISION

8.1. ENDORSEMENTS AT EFFECTIVE DATE: The Policy is agreed as at the Effective Date between the Policyholder and Sun Life of Canada subject to any existing amendments given in the table under Provision 8.2, and subject to any later amendment being appended under Provision 8.3.

8.2.    THE TABLE: The table referred to in Provision 8.1 is as follows:-


===============================================================================

                                   THE TABLE

===============================================================================
   PROVISION OR PART          DELETED (Yes)               SUBJECT
       PROVISION            NOT DELETED (No)
===============================================================================
       3.1(a)(b)                NO                       Eligibility
-------------------------------------------------------------------------------
     3.2(proviso)               YES              Commencement dependent on
                                                      Active Employment
-------------------------------------------------------------------------------
     3.3(proviso)               YES              Increases dependent on Active
                                                          Employment
-------------------------------------------------------------------------------
         3.5                    YES                   Early retirement

-------------------------------------------------------------------------------
         3.6                    YES                    Late retirement

-------------------------------------------------------------------------------
      4.1(b)(ii)                YES                   Children's Annuity

-------------------------------------------------------------------------------
      4.1(b)(iii)               NO                    Dependant's Annuity

-------------------------------------------------------------------------------
         6.2                    YES                  Continuation option

===============================================================================


8.3 SUBSEQUENT ENDORSEMENTS: Endorsements to be submitted and agreed by Sun Life of Canada subsequent to the date of signature appearing on page 1 of the Policy shall be rendered hereunder by Sun Life of Canada which endorsement shall be signed and dated by Sun Life of Canada in accordance with Provision 1.2:

                                    [LOGO]











    Sun Life Assurance Company of Canada Incorporated in Canada in 1865 as a
                 Limited Company, A Mutual Company since 1962.
 Sun Life Assurance Company of Canada (U.K.) Limited Registered in England with number 959082.
       Registered Office: Basing View, Basingstoke, Hampshire RG21 4DZ.
   Members of the Association of British Insurers (ABI) and regulated by the
                      Personal Investment Authority (PIA).

               THE GALILEO RETIREMENT AND DEATH BENEFIT SCHEME


DEFINITIVE DEED AND RULES                                 1993 [SEAL]
Made  8th November

BETWEEN

(1) THE GALILEO COMPANY (Registration number 2143570) whose registered office is at Galileo Centre Europe, Windmill Hill, Swindon SN5 6PH ("the Principal Employer") and

(2) THE GALILEO COMPANY whose registered office is at the Galileo Centre Europe, as above and GODWINS (TRUSTEES) LIMITED whose registered office is at Briarcliff House, Kingsmead, Farnborough, Hampshire GU14 7TE ("the Trustees")

INTRODUCTION


A. This Deed is supplemental to previous deeds which include a declaration of trust ("Declaration of Trust") dated 1st May 1988 and made by the Principal Employer (previously known as Galileo Distribution Systems Limited and The Galileo Company Limited) whereby The Galileo Retirement and Death Benefit Scheme ("the Scheme") was established
B. The Declaration of Trust stated that the Scheme was to be administered in accordance with rules which would be made and adopted within 24 months of the Declaration of Trust.

                              CONTENTS OF RULES

                                   PART 1

                      ENTRY, BENEFITS AND CONTRIBUTIONS

                                                                       Page No.
1.  MEMBERSHIP                                                            5

2.  CONTRIBUTIONS                                                         7

3.  APPLICATION OF CONTRIBUTIONS                                         10

4.  RETIREMENT                                                           11

5.  ALTERNATIVE BENEFITS                                                 13

6.  PAYMENT OF PENSION                                                   14

7.  DEATH BENEFITS                                                       16

8.  LEAVING PENSIONABLE SERVICE                                          22

9.  ABSENCE FROM WORK                                                    24

10. TRANSFER OPTIONS                                                     26

11. FORFEITURE OF BENEFITS                                               29

                                   PART 2

                            STATUTORY PROVISIONS

12. INLAND REVENUE LIMITS                                                32

13. CONTRACTING OUT UNDER THE PENSIONS ACT                               40

14. OVERRIDING LEGISLATION                                               45

                                   PART 3

                               ADMINISTRATION


15. PURPOSE OF SCHEME                                                    46

16. CONTINGENCY FUND                                                     46

17. TAX AND EXPENSES                                                     47

18. ACTUARIAL VALUATION OF THE FUNDS                                     48

19. TRUSTEES APPOINTMENT AND REMOVAL                                     48

20. INVESTMENT POWERS                                                    49

21. MANAGING INVESTMENTS                                                 50

22. AGENTS, DELEGATION AND PROFESSIONAL ADVICE                           51

23. MEETINGS, PAYMENTS AND ACCOUNTS                                      52

24. TRUSTEES' LIABILITY AND INDEMNITY                                    54

25. ADDING ASSOCIATED EMPLOYERS                                          55

26. SALE OF AN EMPLOYER OR BUSINESS                                      55

27. WHEN AN EMPLOYER STOPS CONTRIBUTING                                  57

28. ACTION IF AN EMPLOYER STOPS CONTRIBUTING                             57

29. PRINCIPAL EMPLOYER'S CONTRIBUTIONS STOPPING                          57

30. TERMINATION DEFICIT                                                  58

31. SECURING TERMINATION BENEFITS                                        60

32. CHANGES TO THE SCHEME                                                62

                                   PART 4

33. INTERPRETATION AND DEFINITIONS                                       63

                                   PART 1

                      ENTRY, BENEFITS AND CONTRIBUTIONS


1.   MEMBERSHIP

ELIGIBILITY

     1.1     A person is eligible to join the Scheme if:-

             1.1.1  he is a permanent Employee employed in
                    Great Britain or Northern Ireland, and

             1.1.2  he is under age 55.

DATE OF JOINING

     FULL BENEFITS

             1.2.1 An Employee becomes a Member on the first day of the month on which or after he satisfies the eligibility conditions in rule 1.1 and completes an application to the Trustees in such form and including such information as the Trustees may prescribe.

MEMBERSHIP FOR LUMP SUM AND DEPENDANTS' PENSIONS ON DEATH IN

SERVICE

             1.2.2 An Employee who satisfies the condition in rule 1.1.1 and is under age 60 becomes a Life Assurance Member when his employment starts, provided he is not absent from work on that date, until he becomes a Member under rule 1.2.1, reaches Normal Retirement Date or leaves Service, if earlier.

DISCRETIONARY ENTRY

     1.3     The Trustees shall waive one or more of the conditions in rules
             1.1 and 1.2 as the Principal Employer directs.

     1.4 If an Employee does not apply to become a Member when first eligible or opts-out under rule 1.7, he may not become a Member or re-start his Pensionable Service unless:

             1.4.1  the Trustees and the Principal Employer agree, and

             1.4.2 he accepts any special conditions in respect of his membership which the Trustees may consider appropriate.

EVIDENCE OF HEALTH

     1.5 Death benefits are subject to rule 7.1.3 and any restrictions which the Trustees from time to time send in writing to a Member and evidence of the Member's health may be requested. On receiving evidence of the Member's health the Trustees may remove any of the restrictions. This rule 1.5 shall also apply to Life Assurance Members.

     1.6 Unless the Trustees decide otherwise, if an Employee is absent from work owing to injury or illness when he joins the Scheme, neither the lump sum death benefit nor the dependants' pensions, except the pension under rule 7.2.2, shall be payable under rule 7 until he has returned to work and satisfied any conditions which the Trustees specify.

OPTING-OUT

     1.7 A Member may give one month's written notice to the Employer and the Trustees that he wishes to end his Pensionable Service. As soon as practicable, the Trustees shall inform the Member when his Pensionable Service is deemed to end and the provisions of rule 8 shall apply.

2.   CONTRIBUTIONS

MEMBER'S CONTRIBUTIONS


     2.1 Each Member shall pay contributions to the Scheme while he is in Pensionable Service at the rate of 5% of his Basic Salary.

     2.2 Contributions shall be deducted from a Member's pay and paid to the Trustees in a manner agreed between the Trustees and the Principal Employer.

EMPLOYER'S CONTRIBUTIONS

     2.3     Subject to rule 2.7, each Employer shall pay,

             2.3.1 monthly in arrears, in respect of each of its Employees in Pensionable Service contributions to the Scheme at the rate of 10% of the Member's Basic Salary (or such higher amount as the Employer and the Trustees may decide) inclusive of any incentive payments received under the Social Security Act 1986, and

             2.3.2 at such times as the Principal Employer and the Trustees shall agree, the cost of insuring the death benefits under rule 7.

     2.4 If, in the opinion of the Trustees, acting on the advice of the Actuary, the contributions under rule 2.1 and rule 2.3.1 in any Tax Year are insufficient to secure Guaranteed Minimum Pensions the Employers shall, subject to rule 16.3, make good the shortfall at the end of that Tax Year.


STOPPING, REDUCING OR SUSPENDING CONTRIBUTIONS

     2.5     Contributions shall stop at

             2.5.1  Normal Retirement Date, or

             2.5.2 the earlier date on which the Member's Pensionable Service ends.

     2.6 A Member who remains in Service after Normal Retirement Date and defers payment of his benefits under rule 4.4 may, with the agreement of the Trustees, continue to pay contributions while he remains in Service to increase his benefits up to Inland Revenue Limits.

     2.7     An Employer may

             2.7.1 reduce or suspend its contributions under rule 2.3 in relation to an Employee if, in the opinion of the Actuary, Inland Revenue Limits are likely to be exceeded when that Employee's benefits become payable or

             2.7.2 stop its contributions under rule 2.3 by giving 30 days written notice to the Trustees. An Employer shall stop contributing in the circumstances specified in rules 27 or
                    29. If contributions are stopped, reduced or suspended
             the Trustees shall inform each Member who is affected and, if contributions are stopped, rule 28 shall apply to such Members.

VOLUNTARY CONTRIBUTIONS

     2.8 A Member in Pensionable Service may, subject to Inland Revenue Limits, pay Voluntary Contributions to secure additional Relevant Benefits in respect of him.

     2.9 Unless the Inland Revenue (either generally or in the Member's case) otherwise agree, the Relevant Benefits secured by a Member's Voluntary Contributions cannot be taken as a lump sum.

     2.10 Voluntary Contributions may start on the first day of any month before Normal Retirement Date and a Member may increase, stop or reduce them on any subsequent first day of a month by giving notice in writing to the Trustees.

     2.11    Voluntary Contributions shall be restricted:

             2.11.1 to ensure that the Member's total contributions to the
                    Scheme, Related Schemes and Connected Schemes do not exceed the lesser of:-

                    (1) 15% of his Earnings (ignoring for a Capped Member, any part in excess of the Cap) in each Tax Year, and

                    (2) for a Capped Member, 15% of the Cap, less his contributions to Connected Schemes

             2.11.2 if the Trustees consider that benefits payable under the
                    Scheme in respect of a

                    Member will exceed Inland Revenue Limits.

     2.12 When the Member's Pensionable Service ends, Voluntary Contributions shall stop unless the Trustees agree to them continuing in the case of a Member who remains in Service after Normal Retirement Date and who defers payment of his benefits under rule 4.4. In such a case, the Member may continue paying Voluntary Contributions while he remains in Service.

     2.13 The Trustees may, if permitted by the Taxes Act (and shall, if required to do so), refund the value of any excess Voluntary Contributions, calculated in accordance with that Act, to the Member subject to rule 17.1 (tax).

3.   APPLICATION OF CONTRIBUTIONS

MEMBER'S ACCOUNT

     3.1     The accumulated balance of

             3.1.1 the contributions paid by and in respect of each Member under rule 2 (other than contributions under rule 2.3.2),

             3.1.2 any sums transferred to the Scheme in respect of the Member under rule 10.1,

             3.1.3 any sums transferred in respect of the Member from the Contingency Fund under rule 16.4, and

             3.1.4  the investment income accruing on the above

             shall be held in the Member's Account to secure

             Relevant Benefits for and in respect of the Member in accordance with rule 4.

     3.2     Each Member's Account shall be administered so that

             3.2.1  a separate account is maintained for each Member, and

             3.2.2 the value of each Member's Account can be calculated at any time.

ANNUAL STATEMENT

     3.3 The Trustees shall send an annual statement to each Member giving details of his Member's Account.

4.   RETIREMENT

NORMAL RETIREMENT DATE

     4.1 On retirement from Pensionable Service and Service at Normal Retirement Date the Trustees will apply the Member's Account:

             first, to secure Guaranteed Minimum Pension for the Member and his spouse, and second, to secure, out of any balance remaining, Relevant Benefits for the Member and his Dependants in such one or more of the ways set out in rule 5 as the Member shall decide.
             In the case of a male Member, if any increase in his pension under rule 6.4 by State Pensionable Age is less than his GMP Revaluation, his pension will increase at State Pensionable Age by the shortfall.

EARLY RETIREMENT


     4.2 Subject to rule 4.3 a Member may, with the consent of the Employer and the Trustees, receive immediate payment of his benefits under rule 4.1 if he retires from Pensionable Service and Service before Normal Retirement Date:

             4.2.1 because of ill-health which in the Trustees' opinion prevents a Member from following his normal employment or seriously impairs his earning capacity (including a Member whose ill-health stops him asking for immediate payment of his benefits), or

             4.2.2  for any reason after reaching age 50.

     4.3 A Member may only receive immediate payment of his benefits under this rule if his pension at State Pensionable Age would at least equal his Guaranteed Minimum Pension.

LATE RETIREMENT

     4.4 Where, with the consent of the Employer and the Trustees, a Member remains in Service after Normal Retirement Date then, unless in the case of a Member who is not a Capped Member the Trustees agree to their immediate payment, the Member's benefits under rule 4.1 will, subject to rule 4.3 become payable on the date his Service ends (or his 75th birthday if earlier).

     4.5 Where a male Member receives a benefit under this rule before State Pensionable Age, then if any increase in his pension under rule 6.4 by State

             Pensionable Age is less than his GMP Revaluation, his pension will increase at State Pensionable Age by the shortfall.

     4.6 Where a Member defers payment of his benefits under this rule until after State Pensionable Age, the increase on that part of the Member's benefit which represents the Accrued Guaranteed Minimum shall at least equal GMP Revaluation.

5.   ALTERNATIVE BENEFITS

LUMP SUM BENEFIT

     5.1 The Member may, subject to Inland Revenue Limits, take all or part of the balance of the Member's Account remaining after Guaranteed Minimum Pension has been secured (excluding, unless the Inland Revenue agree otherwise, that part secured by Voluntary Contributions) as a tax-free lump sum.

PENSION BENEFIT

     5.2 Any part of the Member's Account which is not taken as a lump sum under rule 5.1 shall, subject to rule 5.3, be applied by the Trustees with an Insurer chosen by the Member (or, if the Member fails to do so, by the Trustees) to secure either:

             5.2.1  an immediate pension for the Member, or

             5.2.2 an immediate pension for the Member and a contingent pension payable on his death to one or more of his surviving Dependants.

     5.3     Any pension secured under rule 5.2 shall be
                    subject to Inland Revenue Limits and shall be payable as set out in rule 6.

6.   PAYMENT OF PENSION

FREQUENCY AND DURATION

     6.1 Subject to rule 13 (Guaranteed Minimum Pension), any pension payable under this rule shall be payable monthly in advance from:

             6.1.1 in the case of a pension payable to the Member the Normal Retirement Date (or any earlier or later date which applies under the Rules) until the payment on or immediately after the Member's death, or

             6.1.2 in the case of a pension payable to a spouse from the date on which the Member's next instalment would have been paid and in the case of a pension payable to a Child, from the date on which the Member's or the spouse's next instalment would have been paid, as appropriate until, in either case, the payment on or immediately after:-

                    6.1.2.1 in the case of a pension under rule 6.2.1 the end of the specified period, or

                    6.1.2.2 in the case of any other pension, the earlier of:
                               (1) the Dependant's death, or
                               (2) where the Dependant is a
                                   child the date on which he attains age
                                   18 or 21 if he is in full time education.
Guarantee

     6.2 Unless the Member makes a request in accordance with rule 6.3, the Trustees shall arrange for any pension payable under this rule to be secured on the basis that if a Member dies within a specified period of five years of his pension starting, a lump sum shall be payable. The lump sum shall be equal to the instalments of pension which would have been paid under this rule during the remainder of the specified period, including any increases under rule 6.4.
     6.3 The Member may ask the Trustees in writing not to secure the pension with a guarantee in accordance with rule 6.2 or to secure the pension on the basis of a specified period of ten years.

     INCREASES

             6.4.1 If, before the pension becomes payable, the Member (or where rule 7.4 applies, the Member's spouse) so requests, the Trustees shall arrange for any pension payable under this rule to be secured on the basis that it will increase annually by a specific percentage subject to Inland Revenue Limits.

             6.4.2  If the Principal Employer agrees and

                    Inland Revenue Limits are not exceeded, the Trustees may increase any pension payable under this rule. The Principal Employer and the Trustees shall decide whether the cost of any increase is taken from the Contingency Fund or paid by the Employers.

7. DEATH BENEFITS

DEATH OF A MEMBER IN PENSIONABLE SERVICE

             7.1.1 If a Member dies while in Pensionable Service a lump sum shall be payable equal to the sum of:

                    7.1.1.1 subject to rule 7.1.3, 4 times the annual rate of his Basic Salary at the date of his death, (or, for a Capped Member, 4 times the Cap in force on the date of his death, if less) and

                    7.1.1.2 that part of the Member's Account attributable to his Member Contributions, with interest determined by the Trustees on the advice of the Actuary and his Voluntary Contributions (if any).

DEATH OF A LIFE ASSURANCE MEMBER IN SERVICE

             7.1.2  If a Life Assurance Member dies while in

                    Service, subject to rule 7.1.3, a lump sum shall be payable equal to 4 times the annual rate of his Basic Salary at the date of his death, (or, for a Capped Member, 4 times the Cap in force on the date of his death, if less).

LUMP SUM UNDER INSURANCE POLICY

             7.1.3 Unless the Trustees decide otherwise, any lump sum payable under rules 7.1.1.1 or 7.1.2 shall not exceed the amount payable to the Trustees from a policy with an Insurer, in force at the date of death, in relation to the deceased Member or Life Assurance Member.

DEPENDANT'S PENSION ON DEATH IN SERVICE

     7.2 If a Member dies while in Pensionable Service or a Life Assurance Member dies while in Service leaving a spouse, such spouse shall be entitled to a pension equal to the greater of:
                    7.2.1 a pension calculated using the table below:-



             Years of Prospective                  % of Basic Salary
             Service                               at the date of death
             --------------------                  --------------------

                    1                                       2.22
                    2                                       4.44
                    3                                       6.67
                    4                                       8.89
                    5                                      11.11
                    6                                      13.33
                    7                                      15.56
                    8                                      17.78
                    9                                      20.00
                    10                                     22.22
                    11                                     24.44

                      12                   26.67
                      13                   28.89
                      14                   31.11
                      15                   33.33
                      16                   35.56
                      17                   37.78
                      18                   40.00
                      19                   42.22
                      20 or more           44.44

             Note - Additional complete months of Prospective Service count in the above table.

             For the purposes of rule 7.2.1, any reduction in Basic Salary due to the Cap shall be ignored, so far as Inland Revenue Limits permit and Prospective Service shall mean the Pensionable Service which the Member would have completed if he had remained a Member until Normal Retirement Date; and

             7.2.2  the spouse's Guaranteed Minimum Pension.

     7.3 On the death of a Member who dies in Pensionable Service or on the death of a Life Assurance Member who dies in Service leaving no spouse or on the death of a Member's or Life Assurance Member's spouse while receiving a pension under rule 7.2 or 7.3, leaving a Child or Children, each Child shall be entitled to a pension while it is a Child. The pension shall be equal to the spouse's pension calculated under rule 7.2 divided by the number of Children from time to time surviving the Member or spouse.

             The spouse's or Children's pension shall be payable as set out in rule 6.

Death before any benefits become payable

     7.4 If a Member dies after Pensionable Service has ended and before any benefits become payable under rule 4, the Member's Account shall be applied by the Trustees as follows:

             7.4.1  if the Member is married at the date of his death:

                    first,   to secure the spouse's Guaranteed Minimum Pension;

                    second, that part of the Member's Account attributable to his Member Contributions with interest determined by the Trustees on the advice of the Actuary and Voluntary Contributions (less any amount used to secure the spouse's Guaranteed Minimum Pension) shall be paid as a lump sum, and third, the balance (if any) of the Member's Account shall be applied by the Trustees to secure from an Insurer chosen by the Member's spouse (or if the spouse fails to do so, by the Trustees) an additional pension for the Member's spouse. Any pension secured under this rule shall be subject to Inland Revenue Limits and shall be payable as set out in rule 6

             7.4.2 if the Member is unmarried at the date of his death, that part of the Member's Account attributable to his Member Contributions with interest determined by the Trustees on the advice of the Actuary and Voluntary Contributions shall be paid as a lump sum.

DEATH AFTER BENEFITS HAVE BECOME PAYABLE

     7.5 If a married Member dies after his benefits have become payable under rule 4 his spouse shall be entitled to the spouse's Guaranteed Minimum Pension.

TRANSFER TO THE CONTINGENCY FUND

     7.6 Any part of the Member's Account which is not paid or applied under rule 7 shall be held by the Trustees in the Contingency Fund.

PAYMENT OF LUMP SUMS

     7.7 The Trustees shall within two years of a Member's death select one or more of the following methods to pay lump sums due on his death which are payable in accordance with this rule:-

            7.7.1 payment may be made to any one or more of the Designated Beneficiaries

            7.7.2 unless payment would result in the sum passing to the Crown, or to the Duchies of Lancaster or Cornwall, payment may be made to the Member's legal personal representatives for disposal as part of his estate

             7.7.3 a lump sum may be settled on a trust or trusts separate from the Scheme trusts; any trust shall be for the benefit of one or more Designated Beneficiaries on such terms and conditions as the Trustees decide.

             Any lump sums not paid at the end of the two year period shall be held by the Trustees in the Contingency Fund if:-

             7.7.4 the Trustees know of no surviving Designated Beneficiaries and
             7.7.5 the restrictions in rule 7.7.2 prevent payment to the legal personal representatives.

SMALL ESTATE

     7.8 The Trustees may pay an amount due to a Member's estate to any one or more of the Member's next of kin if a grant of representation has not been taken out to the deceased Member's estate and the amount is less that #.5000 (or any higher amount which the Trustees resolve).

PAYMENTS TO MINORS

     7.9 The Trustees shall pay a minor's benefit on behalf of the minor to one or more of:-

            7.9.1   the minor's parent, legal guardian or
            7.9.2 any other person or body which, in the Trustees' opinion, has the care of the minor.

             Alternatively, the Trustees may decide that the benefit is held or applied under trusts established for the minor's benefit which are separate from the Scheme trusts. The Trustees shall decide the form and nature of any such trusts.

8.   LEAVING PENSIONABLE SERVICE

RETAINING BENEFITS IN THE SCHEME

             8.1.1 A Member whose Pensionable Service ends before Normal Retirement Date and remains in Service will become a Life Assurance Member until he reaches Normal Retirement Date or leaves Service, if earlier and will also be entitled to preserved benefits under the Scheme, payable at Normal Retirement Date in accordance with rule 4.1, if

                    8.1.1.1 he does not receive immediate payment of his benefits under rule 4.2, and

                    8.1.1.2    either
                               (1)  he has completed at least 2 years'
                                    Qualifying Service, or
                               (2) a transfer has been accepted in respect of him under rule 10.1 from a Personal Pension, or

                               (3)  if (l) and (2) above do not apply, he
                                    resigns or he has been dismissed except
                                    the Trustees' consent shall be required if the reason for the dismissal was his misconduct.

             8.1.2 If, in the case of a male Member any increase in his pension under rule 6.4 by State Pensionable Age is less than his GMP Revaluation, his pension will increase at State Pensionable Age by the shortfall.

EARLY PAYMENT OF PRESERVED BENEFITS

     8.2 A Member who is no longer an Employee may, with his former Employer's and the Trustees' agreement, receive immediate payment of his preserved benefits after reaching age 50 or at any time if he is in ill-health (rule 4.2.1).

LATE PAYMENT OF PRESERVED BENEFITS

     8.3 A Member who remains in employment after the date his preserved benefits are due to be paid may, with his former Employer's and the Trustees' agreement, defer payment of his preserved benefits until his employment ends or he reaches age 70, if earlier.

  REFUND

     8.4 A Member who ceases to be in Pensionable Service before Normal Retirement Date and who becomes entitled to preserved benefits under rule 8.1.1.2(3), may receive instead of his preserved benefits a refund of his Member Contributions with interest determined by the Trustees on the advice of the Actuary and Voluntary Contributions less deductions under rule 13.10 (contribution equivalent premium) and rule 17.1 (tax).

TRANSFER TO THE CONTINGENCY FUND

     8.5 That part of the Member's Account which is not refunded to the Member under rule 8.4 shall be held by the Trustees in the Contingency Fund.

9.   ABSENCE FROM WORK

     9.1 While a Member in Pensionable Service is absent from work with an Employer and either remains an Employee or rule 9.2.5 (absence due to pregnancy) applies, rule 9 sets out

             9.1.1   the benefits in respect of his membership, and

             9.1.2   his liability to pay contributions.

CONTINUED DEATH BENEFIT

     9.2 Death benefits will be calculated on Basic Salary based on salary on the day before absence started or such higher amount as the Trustees shall determine.

             Death Benefits shall be payable under rule 7, except if rule
             1.6 applies, if the Member dies within:-

             9.2.1 the first 36 months of absence (or any longer period the Trustees and the Employer may agree so long as Inland Revenue Approval is not affected), if absent for a reason not referred to in the remainder of rule 9.2

             9.2.2 the period before Normal Retirement Date, if absent due to sickness or injury and the Member remains an Employee

             9.2.3  one year if absent due to membership of H.M. Forces

             9.2.5 if a female Member is absent due to pregnancy and gives notice that she intends to return to work, the period while she has a right to return under the Employment Protection (Consolidation) Act 1978.

EFFECT ON PENSIONABLE SERVICE AND CONTRIBUTIONS

     9.3 Unless the Trustees decide otherwise, a Member shall continue to pay Member Contributions (and may pay Voluntary Contributions) while he is receiving pay until the end of the appropriate period specified in rule 9.2. The period while Member Contributions are paid counts as Pensionable Service.

MATERNITY PAY

     9.4     If a female Member is absent due to pregnancy:

             9.4.1  she shall, if the Trustees agree, pay

                    Member Contributions (and may pay Voluntary
                    Contributions) on the greater of her statutory maternity pay under the Social Security Act 1986 and her remuneration, and

             9.4.2  where absence commences on or after the date when
                    Schedule 5 of the Social Security Act 1989 is brought into force ("the New Maternity Date") no account shall be taken when calculating the Employer's contributions under rule 2.3 of any alteration in her Basic Salary attributable to her absence from work.


             Before the New Maternity Date, the period while contributions are paid under this rule counts as Pensionable Service and on or after the New Maternity Date, the period of absence specified in rule
             9.2.5 shall count as Pensionable Service.

UNPAID CONTRIBUTIONS

     9.5 A Member who does not contribute during a period of absence specified in rule 9.2 may, if the Trustees agree, pay the unpaid contributions on his return to work. His contributions will not qualify for full tax relief if they exceed the limit set out in rule 2.11.1.


10.  TRANSFER OPTIONS

TRANSFERRING RIGHTS INTO THE SCHEME

     10.1    If the Member:-

             10.1.1 before becoming a Member was a member of
                    another Retirement Benefits Scheme or of a scheme approved for the purposes of this rule by the Inland Revenue, or

             10.1.2 has contributed to a Personal Pension or to a
                    retirement annuity contract approved under Chapter III of
                    Part XIV of the Taxes Act, or

             10.1.3 holds a deferred annuity contract securing
                    benefits which have accrued by virtue of membership of a scheme described in rule 10.1.1 the Trustees may, subject to Inland Revenue Approval not being affected, accept a transfer payment therefrom which shall be applied to secure Relevant Benefits in respect of the Member.

     10.2 If a Transferred GMP is expressed to form part of another amount, the Transferred GMP shall be included in the Accrued Guaranteed Minimum to calculate GMP Revaluation.

     10.3 Relevant Benefits provided by a transfer payment are subject to Inland Revenue Limits and to rule 13 (Guaranteed Minimum Pension).

     10.4 Any part of the transfer payment certified by the trustees or managers of the transferring arrangement as attributable to an individual's contributions shall be treated as that person's Member Contributions except where the Trustees decide they shall be treated as Voluntary Contributions.

        TRANSFERRING RIGHTS OUT OF THE SCHEME

                10.5 The provisions of rule 10.5 are in addition to any statutory rights a Member may have under the Pensions Act on his Pensionable Service ending.

                        10.5.1 Subject to rule 13 (Guaranteed Minimum Pension), the Trustees may apply the Member's Account as a transfer payment to:

                                   10.5.1.1   a Retirement Benefits Scheme
                                   (but not if the Inland Revenue regard it as a free-standing additional voluntary contribution scheme), or

                                   10.5.1.2   any other scheme approved for
                                   the purposes of this rule by
                                   the Inland Revenue, or

                                   10.5.1.3   a Personal Pension.
                                   The Trustees shall ascertain from the
                                   trustees or administrator of the receiving scheme the section of the Act under which it is approved by the Inland Revenue.

                        10.5.2 The trustees or administrator of the receiving scheme shall provide Relevant Benefits on a basis agreed with the Trustees.

                        10.5.3 A transfer may be made under rule 10.5 without the consent of any person except that the Member's consent shall be obtained if required by the Pensions Act or the Preservation Act.

                         10.5.4 The Trustees shall provide the trustees or administrator of the receiving scheme with such relevant information as may be requested and, in particular where a transfer has been accepted under rule 10.1, will advise them of any restrictions on the amount of contributions paid by the Member that may be refunded or of any tax-free lump sum which may be payable.

                         10.5.6 After making the transfer payment the Trustees shall be fully discharged from their obligations to any person in respect of any benefits to which the transfer relates.

        11. FORFEITURE OF BENEFITS

        CRIMINAL, NEGLIGENT OR FRAUDULENT ACT

                11.1 If a Member has committed a criminal, negligent or fraudulent act or omission and

                         11.1.1   as a result an Employer has suffered loss and

                         11.1.2 the Employer so requests the Trustees may, subject to the rest of rule 10, deduct from the Member's Account an amount not exceeding the Employer's loss. Any reduction is subject to the provisions of rule 13 (Guaranteed

                        Minimum Pension) and to the rest of rule 11.

                11.2 No deduction may be made from any part of the Member's Account attributable to sums received under rule 10.1 (transferring rights into the Scheme) unless the Occupational Pensions Board agrees.

                11.3 The Trustees shall pay any amount deducted from the Member's Account to the Employer.

                11.4    The Trustees shall not

                        11.4.1 make any deduction before giving the Member a certificate showing the amount of the deduction, nor

                        11.4.2 pay any amount to the Employer if the Member disputes the proposed deduction, until the Employer's right to recover his loss becomes legally enforceable.

IF BENEFITS UNCLAIMED WITHIN 6 YEARS

                11.5 Where any benefit payable is not claimed within 6 years of its due date, that benefit shall be forfeit and the appropriate assets shall held by the Trustees in the Contingency Fund.

                If ATTEMPT MADE TO ASSIGN BENEFITS

                11.6 If any person attempts to assign or charge his beneficial interest under the Scheme or shall permit any act (other than a Scheme option) where a benefit would be payable to some other person, that benefit shall be forfeit. The Trustees may in the case of hardship, apply that benefit for the maintenance and support of the first mentioned person, his spouse and children as they see fit.

                                   PART 2

                            STATUTORY PROVISIONS

        12. INLAND REVENUE LIMITS

        For the purposes of this rule, the term Member shall include Life Assurance Member.

        MEMBER'S PENSION

                12.1 Subject to rule 12.9 (Capped Member), the annual total under the Scheme and Related Schemes of a Member's pension and the pension equivalent of any retirement benefits in non-pension form will not exceed:-

                        12.1.1 if a Member (other than a Capped Member) retires from Service at or before Normal Retirement Date, or a Capped Member retires from Service at any time, 1/60th of Final Remuneration for each year of Service (not exceeding 40) or any greater amount which will not prejudice Inland Revenue Approval

                        12.1.2 if a Member (other than a Capped Member) retires from Service after Normal Retirement Date the greatest of:-

                                  12.1.2.1    the limit under rule 12.1.1
                                              using the date of retirement
                                              as Normal Retirement Date

                                  12.1.2.2    the limit under rule 12.1.1 at
                                              Normal Retirement Date increased
                                              by the Trustees for
                                    the period from Normal
                                    Retirement Date to the date of
                                    retirement from Service either
                                    on the advice of the Actuary or
                                    by the percentage increase in
                                    the Government's Index of Retail
                                    Prices during that period

                        12.1.2.3 if a Member's total Service exceeds 40 years, the total of 1/60th of Final Remuneration for each year before Normal Retirement Date (up to 40 years) and 1/60th of Final Remuneration for each subsequent year, with an overall maximum of 45 years.

                        If a Member receives a pension under the Scheme before he retires from Service, rule 12.1.2 shall be read as if he had retired from Service when his pension began.

                12.1.3 on ceasing to be an Employee before Normal Retirement Date, 1/60th of Final Remuneration for each year of Service (not exceeding 40) or any greater amount which will not prejudice Inland Revenue Approval. The amount so calculated is multiplied by the percentage increase in the Government's Index of Retail Prices from the date of ceasing to be an Employee until the pension starts.

        MEMBER'S LUMP SUM RETIREMENT BENEFIT

                12.2 Subject to rule 12.9, a lump sum retirement benefit when added to other Relevant Benefits in non-pension form (other than a payment under rule 2.13 or a similar payment from any other Retirement Benefits Scheme) from the Scheme and

                        Related Schemes, shall not exceed:-

                        12.2.1 if the lump sum is payable to a Member (other than a Capped Member) at or before Normal Retirement Date or a Capped Member at any time, 3/80ths of Final Remuneration for each year of service (not exceeding 40) or any greater amount which will not prejudice Inland Revenue Approval

                        12.2.2 if the lump sum is payable to a Member (other than a Capped Member) after Normal
                                  Retirement Date the greatest of:-

                                  12.2.2.1    the limit under rule 12.2.1
                                              using the date the lump sum is
                                              payable as Normal Retirement Date

                                  12.2.2.2    the limit under rule 12.2.1 at
                                              Normal Retirement Date increased
                                              by reasonable
                                              interest decided by the
                                              Trustees

                                  12.2.2.3    if a Member's total Service
                                              exceeds 40 years, the total of
                                              3/80ths of Final Remuneration
                                              for each year before Normal
                                              Retirement Date (up to 40 years)
                                              and 3/80ths of Final
                                              Remuneration for each subsequent
                                              year with an overall maximum of
                                              45 years

                        12.2.3 on ceasing to be an Employee a lump sum payable at Normal Retirement Date or earlier date when his pension is due to start, 3/80ths of Final Remuneration for each year of Service (not exceeding 40) or any greater amount which will not prejudice Inland Revenue Approval.

        20% DIRECTORS

                12.3    If a Member is a 20% Director:

                        12.3.1 the limits described in rules 12.1 and 12.2 may be subject to greater restriction to maintain Inland Revenue Approval if the Member is entitled to benefits under any retirement arrangement approved under section 620 of the Taxes Act or a Personal
                                  Pension

                        12.3.2 (other than a Capped Member) who retires from Service after Normal Retirement Date:-

                                12.3.2.1 the period after Normal Retirement Date and prior to his 70th birthday does not qualify for any increase under rules 12.1.2.2 and 12.2.2.2, and

                                12.3.2.2    in rules 12.1.2.3 and 12.2.2.3
                                            the Member's 70th birthday is deemed
                                            to be his Normal Retirement Date

                                12.3.2.3    if the Member takes part
                                            of his benefit as a lump sum
                                            before retirement, increases to
                                            any pension provided from the
                                            remainder as described in rule
                                            12.1.2.2 may only be determined by
                                            reference to the Government's
                                            Index of Retail Prices in respect
                                            of the period up to age 70

                        12.3.3 any lump sum payable on death in Service after attaining age 75 where a Member's benefits under the Scheme have not then become payable shall instead of being disposed of under rule 7.7 be paid by the Trustees to the Member's spouse or the Member's legal personal representatives.

        20% PRE-17.3.87 DIRECTOR

            12.4 If a Member is a 20% pre-17.3.87 Director at the date of retirement from Service or death in Service, he will be subject to rule 12.3.

        CONTROLLING DIRECTORS

            12.5 Rule 12.3.1 shall apply to a Member who was a controlling director as defined in section 624(3) of the Taxes Act in respect of an Employer before 6th April 1973.

        LUMP SUM DEATH BENEFITS

            12.6 Subject to rule 12.9 (Capped Member), the lump sum benefit payable on a Member's death (excluding refunds of the Member Contributions and Voluntary Contributions) before his benefits become payable starts shall not, when added to similar benefits under Related Schemes, exceed the greatest of.

                    12.6.1    Pound 5000

                    12.6.2    4 times whichever is the greater of

                              12.6.2.1 the annual rate of Remuneration on his last day of Service (ignoring for a Capped Member, any part of the Cap on that day) and

                              12.6.2.2 Final Remuneration, less, if the total exceeds Pound 2,500 (or any other amount laid down by the Inland Revenue):-

                                          (1)    any lump sums (other
                                                 than refunds of his own
                                                 contributions) payable in the
                                                 same circumstances under
                                                 Retirement Benefits
                                     37

                                                 Schemes or free-standing
                                                 additional voluntary
                                                 contribution schemes
                                                 relating to previous
                                                 employments, and

                                           (2)   any lump sum life assurance
                                                 benefit payable in the same
                                                 circumstances under any
                                                 retirement arrangement approved
                                                 under section 621 of the Taxes
                                                 Act or a Personal Pension

                        12.6.3 any higher amount which would not prejudice Inland Revenue Approval.

        DEPENDANTS' PENSIONS

                12.7 Subject to rule 12.9, any pension for a Dependant when added to any pension paid to that person under Related Schemes, shall not exceed 2/3rds of the Member's Appropriate Maximum or any higher amount which would not affect Inland Revenue Approval.

                        For the purposes of rule 12.7, if the Member dies while receiving a pension, the "Appropriate Maximum" is the Member's maximum Aggregate Retirement Benefit at his death (including any increase permitted by rule 12.8). If the Member is not receiving a pension at his death, the "Appropriate Maximum" is:-

                        12.7.1 if the Member is a former Employee entitled to a preserved pension, the maximum in rule 12.1.3 increased as described to the date of his death

                        12.7.2 if the Member is in Service and has not reached Normal Retirement Date, the maximum in rule 12.1.1 which would have applied if he had remained in Service until Normal Retirement Date without any further increases in earnings or the Cap

                        12.7.3 if the Member is in Service beyond Normal Retirement Date, the maximum in rule 12.1.2 as if he had retired on the day before his death.

                        If more than one Dependant of a Member
                        receives a Scheme pension their total pensions, including those under Related Schemes, shall not exceed the Appropriate Maximum.

        PENSION INCREASES

             12.8 After a pension starts the amount payable under the Scheme and Related Schemes shall not exceed the appropriate maximum under rules 12.1 or 12.7 multiplied by the percentage increase in the Government's Index of Retail Prices since the pension began or any higher amount which would not affect Inland Revenue Approval.

        BENEFITS FROM CONNECTED SCHEMES

             12.9 If a benefit is payable from a Connected Scheme in respect of a Capped Member, the limit under rule

                     12 in respect of any similar Scheme benefit, shall, if lower, be (1) the limit which would have applied if the Member's Final Remuneration equalled the Cap, less (2) the Connected Scheme Benefit.


        13    CONTRACTING-OUT UNDER THE PENSIONS ACT

              Rule 13 applies while a Member or a Member's spouse is entitled (whether prospectively or contingently) to a Guaranteed Minimum Pension from the Scheme and shall override any provisions of the Rules which conflict with it.

        MEMBER'S GUARANTEED MINIMUM PENSION

              13.1 If a Member is entitled to a guaranteed minimum under the Scheme by virtue of section 35 of the Pensions Act, his Scheme pension at State Pensionable Age shall at least equal the annual equivalent of his guaranteed minimum under rule 13, subject to rule 13.3 (deferment). It may however be taken as a lump sum if it does not exceed Pound 104 or any other amount permitted by the Preservation Act and the Pensions Act.

                     For the comparison, Scheme pension shall exclude, subject to Inland Revenue Limits, pension secured by

                     13.1.1    Graduated Scheme Pension and

                     13.1.2 Voluntary Contributions, but if the Member's pension starts before State Pensionable Age the Trustees may include Voluntary Contributions pension in the comparison if the benefits payable in respect of the Member are determined by the Actuary to be at least equal in value as those otherwise payable from State Pensionable Age.

                13.2    If a Member's Contracted-out Employment ends at
                        State Pensionable Age and payment of the Member's benefits is not deferred, subject to rule 13.11.2, the guaranteed minimum under rule 13.1 for that period is calculated in accordance with sections 35(1) to 35(5) of the Pensions Act.

                13.3 If the payment of a Member's benefits is deferred beyond State Pensionable Age (either because
                        Normal Retirement Date is later than State Pensionable Age or because rule 4.4 applies), the Member's Guaranteed Minimum Pension is also deferred. When the pension starts the guaranteed minimum under rule 13.2 shall be increased for the period of deferment as described in sections 35(6), 35(6A) and 35(6B) of the Pensions Act.

                13.4 If a Member's Contracted-out Employment ends before the Tax Year in which State Pensionable
                        Age occurs, the guaranteed minimum shall be calculated by whichever of the methods in rule 13.4 is then in force. The Trustees shall, with the Principal Employer's agreement, adopt a method by resolution and notify the Occupational Pensions Board.

                        Section 21 Orders

                        13.4.1    The Member's guaranteed minimum may be
                           calculated as the Member's Accrued Guaranteed
                           Minimum when Contracted-out Employment ends increased in accordance with orders made under section 21 of the Pensions Act.

                Fixed Rate Revaluation

                13.4.2 The Member's guaranteed minimum may be calculated as the Member's Accrued Guaranteed Minimum when Contracted-out Employment ends, increased by the rate specified in regulations made under section 45(1)(b) of the Pensions Act for each complete Tax Year between the date on which Contracted-out Employment ends and State Pensionable Age (or earlier death).

                Limited Rate Revaluation

                13.4.3 After payment of any limited revaluation premium required under the Pensions Act, the guaranteed minimum may be calculated as the Member's Accrued Guaranteed Minimum when Contracted-out Employment ends increased as set out in Section 35(5) of the Pensions Act.

        SPOUSE'S GUARANTEED MINIMUM PENSION

           13.5 If a male Member entitled to a guaranteed minimum dies at any time leaving a widow, she shall be entitled as a minimum from the Scheme to a pension (excluding, subject to Inland Revenue Limits, any

0

                   pension secured by Voluntary Contributions) which, expressed as a weekly amount, is one half the Member's guaranteed minimum when he dies.

           13.6 If a female Member entitled to a guaranteed minimum dies leaving a widower, he shall be entitled as a minimum from the Scheme to a pension (excluding, subject to Inland Revenue Limits, any pension secured by Voluntary Contributions) which, expressed as a weekly amount, is one half that part of the Member's guaranteed minimum when she dies which is attributable to earnings in the Tax Year 1988/89 and subsequent Tax Years.

        GUARANTEED MINIMUM PENSION INCREASES

           13.7 Guaranteed Minimum Pensions in payment under the Scheme shall, insofar as they are attributable to earnings in the Tax Years from and including 1988/89, be increased to the extent required by section 37A of the Pensions Act.

        STATE SCHEME PREMIUMS

           13.8 The Trustees may pay any State Scheme Premium permitted by the Pensions Act and shall reimburse an Employer from the Contingency Fund if it has paid one

           13.9 If a State Scheme Premium is paid or treated as having been paid:-

                   13.9.1 if it is a contributions equivalent premium or a transfer premium under the Pensions Act, the pension otherwise payable is reduced by the amount of the

                             Guaranteed Minimum Pension extinguished by the premium

                   13.9.2 if it is an accrued rights premium or a pensioners rights premium under the Pensions Act, the pension otherwise payable is reduced by the Trustees having regard amongst other matters to

                             13.9.2.1    the amount of Guaranteed Minimum
                                         Pension and the methods by
                                         which it may be calculated under the
                                         Pensions Act and

                             13.9.2.2 the alternative benefits likely to arise from the State as a result of the premium having being paid.

             13.10   The Trustees shall reduce a refund of Member
                     Contributions by the amount they are entitled to recover on paying a contributions equivalent premium under the Pensions Act, whether or not they pay one.

        TRANSFERRED GMP

             13.11   If a Member, or the Member's spouse, has a

                     Transferred GMP: --

                     13.11.1 the guaranteed minimum described in rule 13.1
                             shall, if the Pensions Act requires it, include the Transferred GMP calculated as if rights to it had accrued under the Scheme in a continuous period of Contracted-out Employment

                        13.11.2 if rule 13.11.1 does not apply, the guaranteed minimum described in rule
                                   13.1 shall be calculated so that the
                                   Transferred GMP is increased by a method permitted under the Pensions Act which the Trustees select.

                13.12 Unless the Occupational Pensions Board agrees otherwise, (either generally or on a specific case), rights to a Guaranteed Minimum Pension may only be transferred to a contracted-out scheme for the purposes of the Pensions Act which calculates those rights on a basis permitted by the Pensions Act.

        14. OVERRIDING LEGISLATION

            14.1 If a person's benefits under the Rules are less than a minimum amount to which that person is entitled under the Pensions Act, the Rules shall be read as if they gave rights to that minimum amount.

            14.2 If the Pensions Act or any other legislation oblige the Trustees to provide information or take any action, that obligation shall apply as if it had arisen under the Rules.

                                   PART 3

                               ADMINISTRATION

        15.  PURPOSE OF SCHEME

             15.1 The Trustees shall hold the Funds on trust for the purpose of providing Relevant Benefits for Members and their Dependants and other persons subject to the Rules.

             15.2 The Trustees shall be the administrator of the Scheme for the purposes of Chapter I of Part XIV of the Taxes Act and shall administer the Scheme to:-

                     15.2.1    maintain Inland Revenue Approval, and

                     15.2.2 comply with the Pensions Act as far as those provisions apply.

        16.  CONTINGENCY FUND

             The Trustees may use the Contingency Fund in such one or more of the following ways as they shall decide:

             16.1 to make any payment which may be made from it under the Rules

             16.2     to pay the death benefits under rule 7

             16.3 to meet any shortfall in the contributions required to secure Guaranteed Minimum Pensions

             16.4     with the agreement of the Employer, to provide
                      Relevant Benefits

                      16.4.1 in addition to the benefits to which Members or their Dependants are already entitled under the Scheme, or

                        16.4.2 for any Employee or former Employee who is not a Member and his Dependants

                16.5 to pay interest (at whatever rate the Trustees may in each case decide) on any sums due under the Scheme which are not paid within 28 days

                16.6 to pay any insurance premiums due in respect of the death benefits under rule 7, or

                16.7 in such other way as may be specifically agreed with the Inland Revenue.

                The Contingency Fund shall be administered as a separate account and, unless the Inland Revenue otherwise agrees, its value shall not exceed 5% of the aggregate value of the Member's Accounts.

        17.     TAX AND EXPENSES

                17.1 If any tax liability arises on paying a benefit or any sum out of the Funds, the Trustees may reduce the benefit or sum by the amount of tax.

                17.2 Unless the Trustees agree to meet some or all of them from the Contingency Fund, any expenses incurred by the Trustees in

                        17.2.1 operating the Scheme including the cost of professional services, and/or

                        17.2.2  maintaining, investing and insuring the
                                Funds

                        shall be reimbursed by the Employers in the same proportions as their contributions under rule 2.3 during the period to which the expenses relate.

        18.   ACTUARIAL VALUATION OF THE FUNDS

              The Trustees shall arrange at intervals not greater than 42 months, for the Actuary to:-

              18.1    value the Funds' assets, and

              18.2 report to the Trustees and the Principal Employer on the financial position of the Funds.


        19.   TRUSTEES APPOINTMENT AND REMOVAL

              19.1 Unless a company is sole trustee the minimum number of trustees of the Funds shall be two and the maximum number shall be seven.

              19.2 The Principal Employer may by deed executed by the Principal Employer alone, remove any of the trustees from office. A trustee who leaves office shall take whatever action is necessary to ensure that the continuing trustees have a valid title to the Funds.

              19.3 A trustee may resign from office by giving the Principal Employer at least 14 days' written notice. At the end of the period of notice, the trustee shall be deemed to have retired from office and the Principal Employer shall execute a deed to discharge him from the trusts of the Scheme.

              19.4 The Principal Employer may by deed executed by the Principal Employer and any new or additional trustee, appoint a new trustee either:

                      19.4.1 in place of a trustee who dies or is removed from office, or

                      19.4.2    as an additional trustee.

                19.5 A trustee (or director of a corporate trustee) may validly execute his trustee duties even if he is entitled to receive benefits under the Scheme or has an interest in the result of his actions.

                19.6 If a trustee is engaged in a profession or is a corporate body the trustee shall be entitled to charge for work done in relation to the Scheme. It shall be treated as an expense under rule 17.

        20.   INVESTMENT POWERS

              20.1 Subject to the provisions of The Occupational Pension Schemes (Investment of Scheme's Resources) Regulations 1992, the Trustees may apply the Funds to:-

                      20.1.1 operate current and deposit accounts with any company, bank, building society, local authority or Insurer or other financial institution

                      20.1.2 hold any annuity or assurance contract or any deposit administration or managed fund arrangement with an Insurer

                      20.1.3 invest in stocks, shares, debentures or debenture stocks or other securities

                      20.1.4 underwrite, sub-underwrite or guarantee the subscription of any investments referred to in rule 20.1.3, upon whatever terms they arrange

                      20.1.5  purchase and dispose of any interest in
                              land, or personal property whether or not of a wasting nature

                    20.1.6    invest in units of any unit trust

                    20.1.7 deal in traded options and financial futures which are regarded as investments by virtue of section 659 of the Taxes Act

                    20.1.8    borrow money for any purpose of the Scheme, or

                    20.1.9 lend money on such security as the Trustees think fit to any person.

                    In addition to their powers above the Trustees may make any investment which they could make if they were absolute owners of the Funds.

           20.2 The Trustees may give indemnities secured on the Funds and grant mortgages or charges over the Funds.

        21.   MANAGING INVESTMENTS

        INVESTMENT MANAGERS

           21.1 The Trustees may, with the Principal Employer's agreement, appoint and dismiss investment managers to manage the investment of the Funds and delegate investment decisions to them.

        NOMINEES

           21.2 The Trustees may appoint a nominee or nominees to hold assets of the Funds. The Trustees shall decide the terms on which the nominee shall hold assets or exercise any rights in respect of those assets.

        Insurance

                21.3 The Trustees may insure assets of the Funds at their full value.

        POOLING INVESTMENTS

                21.4 The Trustees may (with the Inland Revenue's and the Principal Employer's agreement) arrange for the pooling and joint investment of assets with another Retirement Benefits Scheme if:-

                        21.4.1 the other scheme is one to which the Principal Employer or an Associated Employer contributes, and

                        21.4.2 the Trustees agree in writing with the trustees of the other scheme, the terms on which expenses, income, gains and losses shall be apportioned.

                        Investments may be pooled on a unitised basis or any other basis which the Trustees approve where:

                        21.4.3 a nominee holds and manages the investments and issues units to the trustees of the schemes, and

                        21.4.4 the interests of the trustees of the participating schemes are restricted to the units issued by the nominee and do not extend to the underlying assets.

        22.   AGENTS, DELEGATION AND PROFESSIONAL ADVICE
        AGENTS

                22.1 The Trustees may, with the Principal Employer's agreement, employ agents to perform any administrative duties. This may include the operation of bank accounts, the payment of benefits or other sums and the receipt of money due to the Trustees. Any persons appointed to operate bank accounts must be appointed by a memorandum signed by all the Trustees.

        DELEGATION

             22.2 The Trustees may, with the Principal Employer's agreement, delegate any of the Trustees' powers and discretions to any person or persons whether incorporated or not.

        PROFESSIONAL ADVICE

             22.3 The Trustees shall be entitled to obtain professional advice and services whenever they consider it necessary for the proper administration of the Scheme in addition to the specific cases referred to in the Rules.

        DISCHARGES

             22.4 A written authority given by all of the Trustees shall give the same protection to a person dealing with anyone authorised under rules 22.1 and 22.2 as if they had dealt with the Trustees.

        23. MEETINGS, PAYMENTS AND ACCOUNTS
        MEETINGS

             23.1 Unless a company is sole Trustee the following provisions shall apply:-

                     23.1.1 The Trustees shall meet at least once a year and shall, subject to the remainder of rule 23.1, make regulations governing their meetings.

                       23.1.2 There shall be a quorum at a meeting if a majority of the Trustees are present. At a meeting of the Trustees all resolutions shall be decided by a majority of the Trustees present. If there is an equality of votes the chairman of the meeting shall have a casting vote.

                       23.1.3 The Principal Employer may, by board resolution, appoint one of the Trustees to be a chairman of Trustees' meetings and appoint another Trustee to replace him at any time. If the appointed chairman cannot attend any meeting he may nominate another Trustee as chairman for that meeting.

                       23.1.4 If the Principal Employer has not appointed a chairman, or no alternative chairman has been nominated under rule 23.1.3 for a meeting which the appointed chairman cannot attend, the chairman of the meeting shall be elected by a majority of the Trustees present. If there is an equal number of highest votes cast, the chairman shall be chosen by lot.

        RESOLUTIONS

                23.2 A written Trustees' resolution (of which notice has been given to all the Trustees) signed by a majority of the Trustees, whether on the same or separate copies of the resolution, shall be regarded as having been validly passed at a Trustees' meeting.

        PAYMENTS

                23.3 The Trustees shall keep proper records of all transactions and arrange to make payments on their due dates and collect money and property when due.

        ACCOUNTS

                23.4 The Trustees shall prepare annual accounts to 31st March in each year and arrange for them to be audited by an accountant qualified under section 31 of the Companies Act 1989 who is not

                        23.4.1   a Member,

                        23.4.2   an Employer, an employee or director of
                                 an Employer or a company or firm connected with an Employer,

                        23.4.3   a Trustee or director of a corporate
                                 Trustee, or

                        23.4.4   an employee of the Trustees.

        24. TRUSTEES' LIABILITY AND INDEMNITY

                24.1 A trustee or a director of a corporate trustee shall only be liable for actions or omissions of the trustees or any agents properly employed to act on their behalf involving his own personal

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

                   dishonesty.

            24.2 To the extent that he is not indemnified under rule 24.3, each trustee or each director of a corporate trustee shall be kept indemnified out of the Funds against any claim or demand made against him arising out of any action or omission of the trustees, their agents and persons appointed under rule 22.2 except where any claim or demand involves his own personal dishonesty.

            24.3 The Trustees and the Principal Employer shall be entitled to use the Funds to buy insurance which:

                   24.3.1 indemnifies the Funds against losses or expenses caused by a breach of trust

                   24.3.2 indemnifies each trustee or the directors of a corporate trustee against liability not involving personal dishonesty.

        25.   ADDING ASSOCIATED EMPLOYERS

              If the Principal Employer and the Trustees consent, an Associated Employer may participate in the Scheme if it enters into a deed with the Trustees agreeing to comply with the requirements on an Employer under the Rules.

        26.   SALE OF AN EMPLOYER OR BUSINESS

              26.1 If an agreement is made in respect of an Employer which:

                     26.1.1 results in the Employer ceasing to be an Associated Employer, or

                     26.1.2 results in a Member's Service with that Employer ending,

                     the Employer's liability to contribute in respect of Termination Beneficiaries shall immediately stop and rule 28 shall apply unless, with the approval of the Inland Revenue:

                     26.1.3 where rule 26.1.1 applies, the Trustees and the Principal Employer agree to the Employer's continued participation for a limited period,

                     26.1.4   where rule 26.1.2 applies:

                              26.1.4.1 the Members concerned are employed by an Acquiring Employer, and

                              26.1.4.2    the Trustees and the Principal
                                          Employer agree to the Acquiring
                                          Employer becoming an Employer
                                          under rule 25 for a limited period
                                          in respect of those Members.

                        The Employer's or Acquiring Employer's contributions and their employees' contributions shall stop at the end of such limited period.

              26.2 If a Member transfers from the employment of one Employer to another in the circumstances described in rule 26.1, the transfer shall not cause:

                     26.2.1   a break in a Member's Pensionable
                              Service, nor

                     26.2.2   benefits or options to arise as if the

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
                        Member had left Pensionable Service.

27. WHEN AN EMPLOYER STOPS CONTRIBUTING

    27.1 An Employer's liability to contribute to the Scheme stops if it gives notice under rule 2.7 that it is stopping contributions or if:-

                27.1.1 it is no longer an Associated Employer and rule 26.1.3 does not apply

                27.1.2 the Principal Employer informs the Trustees that the Employer's contributions shall stop, or

                27.1.3  rule 29 (Principal Employer's
                        contributions stopping) applies.

    27.2 An Employer whose liability to contribute has ended is liable for its unpaid contributions and contributions deducted from Member's pay.


28. ACTION IF AN EMPLOYER STOPS CONTRIBUTING

     If an Employer's contributions stop under rule 27.1 the Trustees shall, subject to rules 13 (Guaranteed Minimum Pensions) and 30 (Termination Deficit), secure for its Termination Beneficiaries the Termination Benefits to which they are entitled (in so far as they have not already been secured) by any combination of the methods set out in rule 31.


29. PRINCIPAL EMPLOYER'S CONTRIBUTIONS STOPPING

    29.1 Unless the Principal Employer is replaced under rule 29.2, the Trustees (after paying any lump sum

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



                death benefits, Members' refunds, transfers of rights and lump sums under rule 5.1 which are due but not paid) shall apply rule 28 to every Employer:-

                29.1.1  where the Principal Employer's
                        contributions remain unpaid at the end
                        of any period which the Trustees may
                        notify in writing to the Principal
                        Employer

                29.1.2  the Principal Employer gives notice in
                        writing to the Trustees that it is
                        stopping its contributions to the
                        Scheme, or

                29.1.3  on the earlier expiry of the Trust
                        Period.

    29.2 If the Principal Employer stops participating in the Scheme, the Trustees may, subject to rule
                29.3, by entering into a deed with another company firm or person agree that it shall assume the Principal Employer's obligations under the Scheme.
                If the Trustees do so, the Scheme shall continue and references in the Rules to the Principal Employer shall mean that company firm or person.

    29.3 The Scheme trusts shall not continue beyond the Trust Period.


30. TERMINATION DEFICIT

    If the assets of the Funds are insufficient to secure in full the Termination Benefits to which the Termination

    Beneficiaries are entitled, the assets shall be applied to secure benefits in the following order. Where the benefits in one category can only be partly secured, the Trustees shall reduce the benefits in that category as they see fit: PENSIONERS AND THEIR DEPENDANTS

    Category 1     For persons receiving a pension at the Termination Date and their Dependants, their Termination Benefits.

    PERSONS OTHER THAN PENSIONERS WHO HAVE REACHED NORMAL
    RETIREMENT DATE AND THEIR DEPENDANTS

    Category 2     For persons (other than pensioners) who have
                   reached Normal Retirement Date and their Dependants, their Termination Benefits.

    GRADUATED SCHEME PENSIONS

    Category 3     To the extent that they are not provided
                   under Categories 1 and 2, Graduated Scheme
                   Pensions.

    GUARANTEED MINIMUM PENSIONS

    Category 4     To the extent that they are not provided
                   under Categories 1 and 2, Guaranteed Minimum
                   Pensions or alternatively State Scheme
                   Premiums.

    MEMBERS WHO HAVE NOT REACHED NORMAL RETIREMENT DATE

    Category 5.1   For Members in Pensionable Service on the
                   Termination Date who have not reached Normal
                   Retirement Date and their Dependants, the Termination Benefits which would have been payable in respect of the Member if he had left Pensionable Service on that date, less any amounts referred to in Categories 3 and 4.

                5.2 For persons (other than pensioners) who are not in Pensionable Service at the Termination Date and have not reached Normal Retirement Date and their Dependants, the Termination Benefits to which they are entitled, less any amounts referred to in Categories 3 and 4.

31. SECURING TERMINATION BENEFITS

    31.1        The methods to secure Termination Benefits are:-

PAYMENT FROM THE SCHEME

                31.1.1  The Trustees may retain the Member's
                        Account and pay the benefits (including Guaranteed Minimum Pensions) from the Scheme.

INSURANCE POLICIES

                31.1.2 The Trustees may buy a policy in the Member's name or in the name of a trustee or trustees, from an Insurer. The policy shall meet the requirements of the Pensions Act, the Preservation Act and Inland Revenue Approval and provide benefits matching, as near as practicable, the benefits in respect of the Member.

                        If there is no Member the Trustees may buy a policy in the name of the person concerned or in the name of a person following whose death the benefits will become payable.

GROUP TRANSFER VALUE TO ANOTHER SCHEME OF THE EMPLOYER

                31.1.3 The Trustees may pay a transfer value to another Retirement Benefits Scheme in which the Employer
                        (or a successor to part or all of its business) participates to provide benefits in substitution for the benefits otherwise payable. The transfer may be for a group or category of persons and may be made without Members' consents unless these are required by the Pensions Act and the Preservation Act.

CONTINGENCY FUND

    31.2 The Contingency Fund shall be applied in any one or more of the following ways, as the Trustees direct:

                31.2.1 paid to the Employer (after obtaining the agreement of the Inland Revenue if this is a requirement of the Taxes Act)

                31.2.2  used to meet the costs of securing the Termination
                        Benefits

                31.2.3 applied to increase the Termination Benefits or to provide other Relevant Benefits for Termination Beneficiaries,

                31.2.4 transferred to another Retirement Benefits Scheme (after obtaining the agreement of the Inland Revenue if this is a requirement of the Taxes Act), or

                31.2.5 retained in the Scheme unless all the Employers have stopped contributing.

32. CHANGES TO THE SCHEME

    32.1 The Trustees may, with the consent of the Principal Employer and subject to the remainder of rule 32 alter modify or add to the provisions of this deed and the Rules in such manner and for such purposes as it thinks fit.

    32.2 No such alteration, modification or addition shall reduce the benefit of any person entitled to benefit from the Scheme to less than it would have been if the Scheme had been wound up immediately before the amendment.

                                   PART 4


33. INTERPRETATION AND DEFINITIONS

    33.1 The Trustees shall decide all questions and matters of doubt arising in connection with the Scheme. Their decision shall be final unless made on an error of fact.


    33.2 Unless it is inconsistent with the context, the masculine includes the feminine and the singular includes the plural and vice versa.

    33.3 A reference to an Act of Parliament includes amendments, consolidations and regulations issued in connection with that Act. In relation to events occurring before the passing of the Taxes Act references to that Act shall be read as references to the provisions in force before that Act.

    33.4 Words in the Rules beginning with a capital letter which are listed below have the following meanings:-


"ACCRUED GUARANTEED MINIMUM" means for a Member the amount of Guaranteed Minimum Pension (excluding any prospective increases in it) accrued when Contracted-out Employment ends.


The amount shall be calculated in accordance with sections 35(1) to 35(5) of the Pensions Act. The Member's spouses's Accrued Guaranteed Minimum is 50% of the Member's.


Any part of the Guaranteed Minimum Pension which relates to a Transferred GMP shall be excluded from the Accrued Guaranteed

Minimum to calculate GMP Revaluation, unless rule 10.2 requires it to be included.

"ACQUIRING EMPLOYER" means a company or firm which is not associated in business with the Principal Employer and which

(i)     buys any part of an Employer's undertaking or

(ii) is associated in business with, the company or firm which buys any part of an Employer's undertaking.

"ACTUARY" means the person appointed by the Trustees, with the consent of the Principal Employer, to be the actuary to the Scheme. The Actuary shall be a Fellow of the Institute of Actuaries or a Fellow of the Faculty of Actuaries.

"AGGREGATE RETIREMENT BENEFITS" means for a Member the annual total of:

(i)     the pension payable under the Scheme and Related
        Schemes

(ii)    pensions given up for a lump sum or to provide
        Dependant's pension under the Scheme and Related Schemes

(iii) the annuity equivalent of all retirement benefits in non-pension form under the Scheme and Related Schemes.

"ASSOCIATED EMPLOYER" means an employer which is either

(i) associated in business with the Principal Employer and which the Inland Revenue permit to participate in the Scheme or

(ii) a wholly owned subsidiary of the Principal Employer as defined under section 736 of the Companies Act 1985 if at any time the Principal Employer of the Scheme is a company.

"BASIC SALARY" is determined on the day a Member joins the Scheme and on the first day of each month thereafter and means his basic salary from the Employers exclusive of any commission, bonus or other fluctuating payments. In the case of a Capped Member, the annual rate of his Basic Salary shall not exceed the Cap in force on the date of determination.

"CAP" means Pound 60,000 or such higher figure as may be specified under section 590C(6) of the Taxes Act.

"CAPPED MEMBER" means a person who either

(i) becomes a Member or restarts his Pensionable Service on or after 1st June 1989 (unless the Inland Revenue otherwise agrees) or

(ii) becomes a Life Assurance Member under rule 1.2.2 on or after 1st June 1989, or

(iii) has before the date on which his Pensionable Service ends elected by notice in writing to the Trustees to be a Capped Member.

"CHILD" means the natural or legally adopted child of the Member who is under age 18 or under age 21 if he is in full time education and includes a child conceived but not born when the Member dies.

"CONNECTED SCHEME" means a Retirement Benefits Scheme (other than a scheme providing Relevant Benefits in respect of Service) which is connected with the Scheme in accordance with the provisions of section 590A(2) of the Taxes Act.

"CONTINGENCY FUND" means those assets of the Scheme which are not held by the Trustees as part of a Member's Account.

"CONTRACTED-OUT EMPLOYMENT" means employment with an Employer which is contracted-out employment for the purpose of the Pensions Act under the Scheme.

"DEPENDANT" means

(i)     the Member's spouse,

(ii)    the Member's Child, or

(iii) a person who in the Trustees' opinion was wholly or partly maintained by the Member at the date of the Member's retirement or death.

"DESIGNATED BENEFICIARIES" are

(i)     a Member's spouse

(ii)    a child of the Member or of the Member's spouse

(iii) a Member's grandparents and grandparents of the Member's spouse and those grandparents descendants

(iv) any person who in the Trustees' opinion has at any time been wholly or partly maintained by the Member

(v) any person (or body of persons whether or not incorporated)

        (a)     whom a Member has asked the Trustees in
                writing to consider as a recipient of lump sum death benefits or

        (b) who is named as a beneficiary in the Member's will.

For the purpose of this definition a person's legally adopted child shall be regarded as that person's natural child. "EARNINGS" means a Member's total pay from his Employer including the value of any non-monetary benefits which are chargeable to tax BUT no account shall be taken of anything excluded from the definition of remuneration in section 612 of the Taxes Act OTHER THAN (where the right giving rise to that income was acquired before 17th March 1987, but not to calculate a Member's maximum contributions under rule 2.11), amounts chargeable under Schedule E of the Taxes Act in respect of

(i) the acquisition or disposal of shares or an interest in shares or

(ii)    a right to acquire shares.

"EMPLOYEE" means an employee of any Employer.

"EMPLOYER" means the Principal Employer and any Associated Employer or Acquiring Employer which participates in the Scheme under rule 26.

"FINAL REMUNERATION" is calculated at the date a Member's Service ends (or in certain circumstances at Normal Retirement Date if Service continues after Normal Retirement Date) and means the greatest of

(i)     any Remuneration during the 5 years preceding calculation but

        (a) not if a Member at any time after 16th March 1987 and within the 10 years before Service ends is a 20% Director and

        (b) ignoring any part of emoluments in any period after 5th April 1987 which are in excess of Pound 100,000

(ii) the yearly average of total Earnings during any period of 3 or more years ending during the 10 years before calculation

(iii)   any higher amount which would not prejudice Inland
        Revenue Approval.

If earnings relate to a period more than 12 months before calculation they may be increased by the percentage increase in the Government's Index of Retail Prices from the end of that period until calculation, but for the purpose of rule 12.2, only to any extent that the Member's pension is increased solely under this paragraph.

Final Remuneration shall not exceed

(1)     for a Capped Member, the Cap and

(2) to calculate a maximum lump sum under rule 12.2, Pound 100,000 (or any other figure which would not prejudice Inland Revenue Approval).

"FUNDS" means collectively

(i) the aggregate of the Member's Accounts, and

(ii) the Contingency Fund.

"GMP REVALUATION" means where a Member's Contracted-out
Employment ends before State Pensionable Age:-

(i)     for the Member, the excess of (a) his Guaranteed
        Minimum Pension over (b) his Accrued Guaranteed Minimum when Contracted-out Employment ends

(ii) for the Member's widow, one half of the excess of (a) the Member's Guaranteed Minimum Pension when he dies over (b) his Accrued Guaranteed Minimum Pension when his Contracted-out Employment ended

(iii) for the Member's widower, one half of the excess of (a) the Member's Guaranteed Minimum Pension when she dies based on earnings from the 1988/89 Tax Year onwards, over (b) the Member's Accrued Guaranteed Minimum when her Contracted-out Employment ended.


The Member's Guaranteed Minimum Pension which relates to a Transferred GMP shall only be used to calculated GMP Revaluation if rule 10.2 requires the Transferred GMP to be used to calculate the Accrued Guaranteed Minimum.

"GRADUATED SCHEME PENSION" means the minimum pension satisfying the conditions of section 57(1)(d) of the National Insurance Act




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


1965 where a transfer has been accepted under rule 10.1 in respect of any period of non-participating employment for the purposes of that Act.

"GUARANTEED MINIMUM PENSION" means


(i) for the Member, the guaranteed minimum amount of pension required by section 35 of the Pensions Act calculated under rule 13

(ii) for the Member's widow, an amount equal to 50% of the Member's guaranteed minimum in (i) above

(iii) for the Member's widower, an amount equal to 50% of the Member's guaranteed minimum in (i) above based on earnings from the 1988/89 Tax Year onwards.

"INLAND REVENUE APPROVAL" means approval as an exempt approved scheme under Chapter I of Part XIV of the Taxes Act.

"INLAND REVENUE LIMIT" means the limits described in rule 12 on Relevant Benefits under the Scheme.

"INSURER" means a United Kingdom branch or office of an insurance company to which Part II of the Insurance Companies Act 1982 applies and which is authorised by or under section 3 or 4 of that Act to carry on ordinary long-term insurance business as defined in that Act.

"LIFE ASSURANCE MEMBER" means an Employee who joins the Scheme under rule 1.2.2 and who is covered solely for the lump sum death benefit under rule

7.1.2 and the dependants' pensions on death in Service under rules 7.2 or 7.3.

"MEMBER" means a person who has become a Member under rule 1. Such a person shall remain a Member while he is entitled to any benefit from the Scheme.

"MEMBER CONTRIBUTIONS" means a Member's contributions under rule



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


2.1 together with any assets transferred to the Scheme which under rule 10.4 are treated as contributions to the Scheme by the Member. Any contributions which are refunded or applied to secure Relevant Benefits on the basis that those assets are not payable on death or on leaving Pensionable Service shall be ignored.

"MEMBER'S ACCOUNT" means the accumulated balance held in respect of a Member under rule 3.

"NORMAL RETIREMENT DATE" means the last day of the month in which a Member attains his 60th birthday. If a Member's employment terms permit him to retire at another age, Inland Revenue Approval is not prejudiced and the Trustees agree, Normal Retirement Date shall mean the age the Principal Employer notifies to him.

"PENSIONABLE SERVICE" means, subject to rule 8 (absence from work), Service after becoming a Member under rule 1 until the day before Normal Retirement Date or if earlier

(i) the date his Pensionable Service is deemed to end under rule 1.7, or

(ii) when he stops satisfying the eligibility conditions in rule 1.1.

"PENSIONS ACT" means the Social Security Pensions Act 1975.

"PERSONAL PENSIONS" means a personal pension scheme approved (or seeking approval) under Chapter IV of Part XIV of the Taxes Act.

"PRESERVATION ACT" means the Social Security Act 1973.

"PRINCIPAL EMPLOYER" means The Galileo Company or any other company or person who may by deed executed with the Trustees, assume the Principal Employer's powers and obligations under the Rules.

A certificate of the Principal Employer's company secretary shall


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for all Scheme purposes be conclusive evidence of the Principal
Employer's act or opinion.

"QUALIFYING SERVICE" is

(i)     a Member's last period of Pensionable Service and

(ii) following a transfer payment to the Scheme, any period of membership of a former employer's Retirement
        Benefits Scheme which the Preservation Act requires to count as Qualifying Service.

If a Member

(a) has a break in Pensionable Service of 31 days or less, the periods before and after the break are regarded as one continuous period of Pensionable Service for the purpose of this definition.

(b)     has a previous period of Pensionable Service

        (1)   which ended on or after 6th April 1975 and

        (2) when it ended his Qualifying Service, excluding any period for which his contributions were refunded, totalled at least 2 years (5 years if the previous period ended before 6th April 1988)

        he shall be regarded as having completed at least 2 years Qualifying Service (5 years if the previous period ended before 6th April 1988) in any later period of Pensionable Service.

"RELATED SCHEMES" are Retirement Benefits Schemes other than the Scheme, which provide Relevant Benefits in respect of Service with an Employer and includes a scheme regarded by the Inland Revenue as a free-standing additional voluntary contributions scheme.



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


"RELEVANT BENEFITS" are benefits which may be given by a Retirement Benefits Scheme approved under section 612 of the Taxes Act.

"REMUNERATION" means in respect of any 12 month period the total of

(i)     a Member's basic pay from his Employer

(ii) the annual average of all pay, including the value of non-monetary benefits which are chargeable to income tax, for that 12 months and the preceding 24 months.

Anything excluded from the definition of "remuneration" in
section 612 of the Taxes Act shall be ignored

(a) for the purpose of calculating a Member's maximum contributions under rule 2.3, on and from 6th April 1987

(b)     for other purposes, where a Members Pensionable
        Service ends on or after 17th March 1987, other than amounts chargeable under Schedule E of the Taxes Act in respect of the acquisition or disposal of shares, or an interest in shares or from a right to acquire shares where the right giving rise to that income was acquired before 17th March 1987.

"RETIREMENT BENEFITS SCHEME" is a scheme within the definition of retirement benefits scheme in section 611 of the Taxes Act which has received or is seeking Inland Revenue Approval.

"RULES" means these rules and any amendment of these rules.

"SCHEME" means The Galileo Retirement and Death Benefit Scheme.

"SERVICE" means a Member's latest or only period of continuous service whilst in the employment of a company or firm which is or was an Employer unless the Rules indicate otherwise.




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


"STATE PENSIONABLE AGE" means a male's 65th birthday and a female's 60th birthday or any other age laid down by the Department of Social Security.

"STATE SCHEME PREMIUM" means a payment to the Secretary of State to discharge Scheme liabilities in respect of Guaranteed Minimum
Pension.

"TAX YEAR" means a year starting on 6th April.

"TAXES ACT" means the Income and Corporation Taxes Act 1988.

"TERMINATION BENEFICIARIES" are persons who on the Termination
Date are:-

(i)     Members who are either employed by or when last
        Employees were employed by the Employer

(ii) Dependants of Members who would be included under (i) if they were alive

(iii) any other Employees or former Employees of the Employer and their Dependants who have an entitlement to Scheme benefits.

"TERMINATION BENEFITS" means Relevant Benefits, including any rights to increases under the Rules, of the following amounts:

(i)     in the case of a pensioner, it is the amount being paid

(ii) in the case of an Employee, it is his preserved benefit entitlement under rule 8.1 on the basis of Pensionable
        Service ending on the Termination Date or the earlier date when Pensionable Service in fact ended

(iii) in the case of a former Employee who left before the Termination Date, it is his preserved benefit entitlement under rule 8.1

(iv) in the case of a Dependant of any of the above persons, it is any contingent benefit payable on that person's subsequent death.



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


Instead of the preserved benefits in rules (ii) and (iii), the Trustees may pay immediate benefits in the same circumstances as the Rules permit.

"TERMINATION DATE" means

(i) where no Acquiring Employer is involved, the date the Employer's liability to contribute ends or

(ii)    where an Acquiring Employer is involved

        (a) if it participates in the Scheme, the date it stops participating

        (b) if it does not participate, the date the Employer or part of its undertaking is sold.

"TRANSFERRED GMP" means rights to guaranteed minimum pension under section
35 of the Pensions Act which are transferred into the Scheme under rule 10.1.

"TRUST PERIOD" means the period ending on 1st May 2068 (being the 80th anniversary of the commencement of the Scheme) or any longer period which does not offend the maximum legal duration of a trust.

"TRUSTEES" means the trustees or sole trustee for the time being of the trusts of the Scheme.

"VOLUNTARY CONTRIBUTIONS" means the value of any contributions paid by a Member under rule 2.8 and any voluntary contributions transferred into the Scheme but ignoring any contributions which are refunded or applied to secure Relevant Benefits on the basis that they are not payable on death or on leaving Pensionable Service.

"20% DIRECTOR" means a Member who at any time after 16th March 1987 and within 10 years before leaving Service is both a director of an Employer and within section 417(5)(b) of the Taxes Act.



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


"20% PRE-17.3.87 DIRECTOR" means a Member who

(i)     is a director of any Employer and

(ii) beneficially owns shares which (when added to any shares held by his spouse, minor children and the trustees of any settlement to which he or his spouse has transferred assets) carry more than 20% of the voting rights of the Employer or any company which controls the Employer.

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